AMENDED AND RESTATED REVOLVING CREDIT,
                            CAPITAL EXPENDITURE LINE
                             AND SECURITY AGREEMENT

                                      dated

                                November 30, 2000

                                      among

                        PHILIPP BROTHERS CHEMICALS, INC.,
                                   as Borrower

                                       and

    PHIBRO-TECH, INC., C P CHEMICALS, INC., THE PRINCE MANUFACTURING COMPANY
          THE PRINCE MANUFACTURING COMPANY, PRINCE AGRIPRODUCTS, INC.,
          MINERAL RESOURCE TECHNOLOGIES, L.L.C., MRT MANAGEMENT CORP.,
               KOFFOLK, INC., PHIBRO-CHEM, INC., PHIBROCHEMICALS,
          WESTERN MAGNESIUM CORP., PHIBRO ANIMAL HEALTH HOLDINGS, INC.
                       AND PHIBRO ANIMAL HEALTH U.S., INC.

                                  as Guarantors

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                as Lead Arranger, Administrative Agent and Lender

                      GENERAL ELECTRIC CAPITAL CORPORATION
                        as Documentation Agent and Lender
                                       and
                             BANK OF AMERICA, N. A.,
                         as Syndication Agent and Lender

                                      INDEX

                                                                            Page
                                                                            ----

I     DEFINITIONS..............................................................1
      1.1   Accounting Terms...................................................1
      1.2   General Terms......................................................1
      1.3   Uniform Commercial Code Terms.....................................15
      1.4   Certain Matters of Construction...................................15

II    ADVANCES, CONDITIONS, PAYMENTS..........................................15
      2.1   Revolving Advances................................................15
      2.2   Capital Expenditures Advances.....................................16
      2.3   Procedure for Advances Borrowing..................................16
      2.4   Disbursement of Advance Proceeds..................................18
      2.5   [Intentionally Omitted]...........................................18
      2.6   Maximum Advances..................................................18
      2.7   Repayment of Advances.............................................19
      2.8   Repayment of Excess Advances......................................19
      2.9   Statement of Account..............................................19
      2.10  Letters of Credit.................................................19
      2.11  Issuance of Letters of Credit.....................................19
      2.12  Requirements for Issuance of Letters of Credit....................19
      2.13  Additional Payments...............................................20
      2.14  Manner of Borrowing and Payment...................................20
      2.15  Mandatory Prepayments.............................................22
      2.16  Use of Proceeds...................................................22
      2.17  Defaulting Lender.................................................22

III   INTEREST AND FEES.......................................................23
      3.1   Interest..........................................................23
      3.2   Letter of Credit Fees.............................................23
      3.3   Closing Fee/Facility Fee..........................................23
      3.4   Collateral Monitoring Fee.........................................23
      3.5   Computation of Interest and Fees..................................23
      3.6   Maximum Charges...................................................23
      3.7   Increased Costs...................................................24
      3.8   Basis for Determining Interest Rate Inadequate or Unfair..........24
      3.9   Capital Adequacy..................................................24

IV    COLLATERAL: GENERAL TERMS...............................................29
      4.1   Security Interest in the Collateral...............................29
      4.2   Perfection of Security Interest...................................29
      4.3   Disposition of Collateral.........................................29
      4.4   Preservation of Collateral........................................29
      4.5   Ownership of Collateral...........................................30
      4.6   Defense of Agent's and Lenders' Interests.........................30
      4.7   Books and Records.................................................30
      4.8   Financial Disclosure..............................................31
      4.9   Compliance with Laws..............................................31
      4.10  Inspection of Premises............................................31
      4.11  Insurance.........................................................31
      4.12  Failure to Pay Insurance..........................................32
      4.13  Payment of Taxes..................................................32
      4.14  Payment of Leasehold Obligations..................................32

      4.15  Receivables.......................................................33
      4.16  Inventory.........................................................35
      4.17  Maintenance of Equipment..........................................35
      4.18  Exculpation of Liability..........................................35
      4.19  Environmental Matters.............................................35
      4.20  Financing Statements..............................................37
      4.21  Guaranty..........................................................37

V     REPRESENTATIONS AND WARRANTIES..........................................37
      5.1   Authority.........................................................37
      5.2   Formation and Qualification.......................................37
      5.3   Survival of Representations and Warranties........................38
      5.4   Tax Returns.......................................................38
      5.5   Financial Statements..............................................38
      5.6   Corporate Name....................................................39
      5.7   O.S.H.A. and Environmental Compliance.............................39
      5.8   Solvency; No Litigation, Violation, Indebtedness or Default.......39
      5.9   Patents, Trademarks, Copyrights and Licenses......................40
      5.10  Licenses and Permits..............................................41
      5.11  Default of Indebtedness...........................................41
      5.12  No Default........................................................41
      5.13  No Burdensome Restrictions........................................41
      5.14  No Labor Disputes.................................................41
      5.15  Margin Regulations................................................41
      5.16  Investment Company Act............................................41
      5.17  Disclosure........................................................41
      5.18  Swaps.............................................................42
      5.19  Conflicting Agreements............................................42
      5.20  Application of Certain Laws and Regulations.......................42
      5.21  Business and Property of Borrower.................................42
      5.22  [Intentionally omitted}]..........................................42
      5.23  Section 20 Subsidiaries...........................................42
      5.24  Interest Expense Allocation.......................................42
      5.25  Other Billing Locations...........................................42

VI    AFFIRMATIVE COVENANTS...................................................43
      6.1   Payment of Fees...................................................43
      6.2   Conduct of Business and Maintenance of Existence and Assets.......43
      6.3   Violations........................................................43
      6.4   Government Receivables............................................43
      6.5   Domestic Net Worth................................................43
      6.6   Interest Coverage Ratio...........................................44
      6.7   Execution of Supplemental Instruments.............................44
      6.8   Payment of Indebtedness...........................................44
      6.9   Standards of Financial Statements.................................44
      6.10  Fixed Charge Coverage Ratio.......................................44

VII   NEGATIVE COVENANTS......................................................44
      7.1   Merger, Consolidation, Acquisition and Sale of Assets.............45
      7.2   Creation of Liens.................................................45
      7.3   Guarantees........................................................45
      7.4   Investments.......................................................45
      7.5   Loans.............................................................46
      7.6   Capital Expenditures..............................................46
      7.7   Dividends.........................................................46
      7.8   Indebtedness......................................................47
      7.9   Nature of Business................................................47
      7.10  Transactions with Affiliates......................................48
      7.11  Partnership, Joint Ventures.......................................48
      7.12  Subsidiaries......................................................48
      7.13  Fiscal Year and Accounting Changes................................48
      7.14  Intentionally left blank..........................................48
      7.15  Amendment of Articles of Incorporation, Bylaws....................48
      7.16  Compliance with ERISA.............................................48
      7.17  Prepayment of Indebtedness........................................49
      7.18  Subordinated Debt Payments........................................49
      7.19  Interest Expense Allocation.......................................49

VIII  CONDITIONS PRECEDENT....................................................45
      8.1   Conditions to Initial Advances....................................45
      8.2   Conditions to Initial Capital Expenditure Advances................48
      8.3   Conditions to Each Advance........................................52

IX    INFORMATION AS TO BORROWERS.............................................53
      9.1   Disclosure of Material Matters....................................53
      9.2   Schedules.........................................................53
      9.3   Environmental Reports.............................................53
      9.4   Litigation........................................................53
      9.5   Material Occurrences..............................................53
      9.6   Government Receivables............................................54
      9.7   Annual Financial Statements.......................................54
      9.8   Quarterly Financial Statements....................................54
      9.9   Monthly Financial Statements......................................55
      9.10  Other Reports.....................................................55
      9.11  Additional Information............................................55
      9.12  Projected Operating Budget........................................55
      9.13  Variances From Operating Budget...................................55
      9.14  Notice of Suits, Adverse Events...................................55
      9.15  ERISA Notices and Requests........................................56
      9.16  Additional Documents..............................................56

X     EVENTS OF DEFAULT.......................................................56

XI    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT..............................58
      11.1  Rights and Remedies...............................................58
      11.2  Agent's Discretion................................................59
      11.3  Setoff............................................................59
      11.4  Rights and Remedies not Exclusive.................................59

XII   WAIVERS AND JUDICIAL PROCEEDINGS........................................59
      12.1  Waiver of Notice..................................................59
      12.2  Delay.............................................................60
      12.3  Jury Waiver.......................................................60

XIII  EFFECTIVE DATE AND TERMINATION..........................................60
      13.1  Term..............................................................60
      13.2  Termination.......................................................60

XIV   REGARDING AGENT.........................................................61
      14.1  Appointment.......................................................61
      14.2  Nature of Duties..................................................61
      14.3  Lack of Reliance on Agent and Resignation.........................61
      14.4  Certain Rights of Agent...........................................62
      14.5  Reliance..........................................................62
      14.6  Notice of Default.................................................62
      14.7  Indemnification...................................................63
      14.8  Agent in its Individual Capacity..................................63
      14.9  Delivery of Documents.............................................63
      14.10 Borrowers' Undertaking to Agent...................................63

XV    MISCELLANEOUS...........................................................63
      15.1  Governing Law.....................................................63
      15.2  Entire Understanding..............................................64
      15.3  Successors and Assigns; Participations; New Lenders...............65
      15.4  Application of Payments...........................................66
      15.5  Indemnity.........................................................66
      15.6  Notice............................................................67
      15.7  Survival..........................................................67
      15.8  Severability......................................................68
      15.9  Expenses..........................................................68
      15.10 Injunctive Relief.................................................68
      15.11 Consequential Damages.............................................68
      15.12 Captions..........................................................68
      15.13 Counterparts; Telecopied Signatures...............................68
      15.14 Construction......................................................68
      15.15 Confidentiality; Sharing Information..............................68
      15.16 Publicity.........................................................69

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit 2.1(a)        Revolving Credit Note
Exhibit 2.2(a)        Capital Expenditure Line Note
Exhibit 5.5(b)        Financial Projections
Exhibit 8.1(aa)       Power of Attorney
Exhibit 8.1(i)        Financial Condition Certificate
Exhibit 16.3          Commitment Transfer Supplement

SCHEDULES

Schedule 1.2A         Leasehold Interests
Schedule 1.2B         Permitted Encumbrances
Schedule 1.2C         List of Premises
Schedule 4.5          Equipment and Inventory Locations
Schedule 4.15(c)      Location of Executive Offices
Schedule 4.19         Real Property
Schedule 4.19(g)      Certain Locations Subject to Environmental Remediation
Schedule 5.2(a)       States of Qualification and Good Standing
Schedule 5.2(b)       Subsidiaries
Schedule 5.4          Federal Tax Identification Number
Schedule 5.6          Prior Names
Schedule 5.7          Environmental
Schedule 5.8(b)       Litigation
Schedule 5.8(d)       Plans
Schedule 5.9          Intellectual Property
Schedule 5.10         Licenses and Permits
Schedule 5.14         Labor Matters
Schedule 5.25         Schedule of Other Billing Locations
Schedule 7.3          Guarantees

                     AMENDED AND RESTATED REVOLVING CREDIT,
                 CAPITAL EXPENDITURE LINE AND SECURITY AGREEMENT

            Amended and Restated Revolving Credit, Capital Expenditure and Security Agreement dated November 30, 2000 among PHILIPP BROTHERS CHEMICALS, INC., a corporation organized under the laws of the State of New York, ("Borrower"), Phibro-Tech, Inc., a corporation organized under the laws of the State of Delaware, C P Chemicals, Inc., a corporation organized under the laws of the State of New Jersey, The Prince Manufacturing Company, a corporation organized under the laws of the State of Pennsylvania, The Prince Manufacturing Company, a corporation organized under the laws of the State of Illinois, Prince Agriproducts, Inc., a corporation organized under the laws of the State of Delaware, Mineral Resource Technologies, L.L.C., a limited liability company organized under the laws of the State of Delaware, MRT Management Corp., a corporation organized under the laws of the State of Delaware, Koffolk, Inc., a corporation organized under the laws of the State of Delaware, Phibro-Chem, Inc., a corporation organized under the laws of the State of New Jersey, PhibroChemicals, Inc., a corporation organized under the laws of the State of New York, Western Magnesium Corp., a corporation organized under the laws of the State of California, Phibro Animal Health Holdings, Inc., a corporation organized under the laws of Delaware, and Phibro Animal Health U.S., Inc., a corporation organized under the laws of Delaware (each a "Guarantor" and collectively "Guarantors"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                                 R E C I T A L S

            (A) On August 19, 1998, PNC, the Borrower and certain Guarantors entered into a Revolving Credit, Acquisition Term Loan and Security Agreement (as such has been amended, supplemented and/or restated to the date hereof, the "Original Loan Agreement"), pursuant to which certain lenders extended various credit facilities in favor of the Borrower.

            (B) Whereas the parties seek to amend and restate the Original Loan Agreement and seek to memorialize the terms of such amendment and restatement by entering into this Agreement.

      IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Guarantors, Lenders and Agent hereby agree as follows:

I. DEFINITIONS.

      1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Obligors for the fiscal year ended June 30, 2000.

      1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

            "Assignment of Rents, Leases and Profits" shall mean each Assignment of Rents, Leases and Profits with respect to the Premises executed and delivered by the appropriate Obligor in favor of Agent for the ratable benefit of Lenders, and any amendments or modifications thereto.

            "Accountants" shall have the meaning set forth in Section 9.7 hereof.

            "Advances" shall mean and include the Revolving Advances, Letters of Credit, and Capital Expenditure Advances.

            "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

            "Affidavit of Title" shall mean each Affidavit of Title given by the appropriate Obligor with respect to the Premises in favor of Agent for the ratable benefit of Lenders.

            "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 50% (except 5% or more for the purposes of Subsection 7.10 hereof) or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

            "Agreement" shall mean this Amended and Restated Revolving Credit, Capital Expenditure Line and Security Agreement and all exhibits and schedules annexed hereto, all as from time to time be amended, supplemented, extended and/or restated. This Agreement amends and restates in its entirety the Original Agreement.

            "Applicable Margin" shall mean, (i) with respect to Revolving Loan Advances, initially, three and 25/100 percent (3.25%), subject to adjustment pursuant to the grid set forth below and (ii) with respect to Capital Expenditure Advances, initially, three percent (3%) subject to adjustment pursuant to the grid below:

--------------------------------------------------------------------------------
Fixed Charge
Coverage Ratio        Revolving Advances           Capital Expenditure Advances
--------------------------------------------------------------------------------
>=1.00 to 1.0 but
<=1.24 to 1.0         Plus 275 basis points        Plus 300 basis points
--------------------------------------------------------------------------------
>1.25 to 1.0 but
<1.49 to 1.0          Plus 250 basis points        Plus 275 basis points
--------------------------------------------------------------------------------
>=1.50 to 1.0         Plus 225 basis points        Plus 250 basis points
--------------------------------------------------------------------------------

Performance with respect to the foregoing grid shall be tested on a quarterly basis for the prior four quarters, as of the end of each fiscal quarter after the Overadvance Availability has been permanently reduced to zero and the Applicable Margin shall become effective five (5) Business Days after delivery of the quarterly financial statement of the Borrower as well as a covenant calculation.

            "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement among Pfizer, Inc., the Asset Selling Corporations (as defined therein) and Philipp Brothers Chemical, Inc. dated as of September 28, 2000.

            "Authority" shall have the meaning set forth in Section 4.19(d).

            "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

            "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

            "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

            "Borrower's Account" shall have the meaning set forth in Section
2.9.

            "Business Day" shall mean, with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

            "Capital Expenditure Advances" shall mean Advances made under
Section 2.2 hereof, other than Letters of Credit and Revolving Advances.

            "Capital Expenditure Advance Rates" shall have the meaning set forth in 2.2(a) hereof.

            "Capital Expenditure Line Formula Amount" shall have the meaning set forth in the Section 2.2(a) hereof.

            "Capital Expenditure Line Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus one quarter of one percent (1/4%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to the Eurodollar Rate Loans.

            "Capital Expenditure Line Note" shall have the meaning set forth in
Section 2.2(a) hereof.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. "9601 et seq.

            "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of a Person to a Person who is not an Original Owner or (b) any merger or consolidation of or with such Person or sale of all or substantially all of the property or assets of such Persons or (c) any "Change in Control" as defined in Indenture. For purposes of this definition, "control of such Person" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person by contract or otherwise.

            "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Obligor or any of its Affiliates.

            "Closing Date" shall mean November 30, 2000 or such other date as may be agreed to by the parties hereto.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

            "Collateral" shall mean and include:

                  (a) all Receivables;

                  (b) all Equipment;

                  (c) all General Intangibles;

                  (d) all Inventory;

                  (e) all of each Obligor's right, title and interest in and to
(i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Obligor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to each Obligor from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Obligor's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property to the extent assignable; (vi) if and when obtained by any Obligor, all real and personal property of third parties in which any Obligor has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired by any Obligor;

                  (f) all of each Obligor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Obligor or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d) or (e) of this Paragraph; and

                  (g) all proceeds and products of (a), (b), (c), (d) and (e) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

            "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

            "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

            "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Obligor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

            "Consolidated Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of domestic and foreign Subsidiaries on a consolidated basis for such period (excluding extraordinary gains and including extraordinary losses), plus (ii) all interest expense of domestic and foreign Subsidiaries on a consolidated basis for such period, plus (iii) all charges against income of domestic and foreign Subsidiaries on a consolidated basis for such period for federal, state and local taxes plus (iv) to the extent included in Earnings Before Interest and Taxes, severance expenses for the termination of certain employees up to $1,300,000 plus (v) cash interest income plus (vi) writeoffs for deferred financing fees up to $400,000 in the aggregate plus (vi) purchase accounting adjustments resulting from the Pfizer Inc. acquisition pursuant to the Asset Purchase Agreement.

            "Consolidated EBITDA" shall mean for any period the sum of (i) Consolidated Earning Before Interest and Taxes, on a consolidated basis, including all domestic and foreign Subsidiaries, for such period plus (ii) depreciation expenses for such period plus (iii) amortization expenses for such period, in each case, of the Obligors and their foreign and domestic Subsidiaries on a consolidated basis.

            "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

            "Controlled Group" shall mean all domestic members of a controlled group of corporations and all domestic trades or businesses (whether or not incorporated) under common control which, together with any Obligor, are treated as a single employer under Section 414 of the Code.

            "Customer" shall mean and include the account debtor with respect to any Receivable and/or the purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into any contract or other arrangement with any Obligor, pursuant to which such Obligor is to deliver any Inventory or perform any services.

            "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

            "Defaulting Lender" shall have the meaning set forth in Section 2.17(a) hereof.

            "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

            "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

            "Dollar" and the sign "$" shall mean lawful money of the United States of America.

            "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

            "Early Termination Date" shall have the meaning set forth in Section
13.1 hereof.

            "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of domestic Obligors on a consolidated basis for such period (excluding extraordinary gains and including extraordinary losses), plus (ii) all interest expense of domestic Obligors on a consolidated basis for such period, plus (iii) all charges against income of domestic Obligors on a consolidated basis for such period for federal, state and local taxes plus (iv) to the extent included in Earnings Before Interest and Taxes, severance expenses for the termination of certain employees up to $1,300,000 plus (v) cash interest income plus (vi) writeoffs for deferred financing fees up to $400,000 in the aggregate plus (vi) purchase accounting adjustments resulting from the Pfizer Inc. acquisition pursuant to the Asset Purchase Agreement.

            "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, in each case, of the domestic Obligors on a consolidated basis.

            "Eligible Inventory" shall mean and include Inventory located within the Continental United States of America or Canada excluding work in process, with respect to each Obligor valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's reasonable opinion, obsolete, slow moving or unmerchantable and which Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem reasonably appropriate including, without limitation, whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Inventory shall not be deemed eligible unless such Inventory is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances).

            "Eligible Receivables" shall mean and include with respect to each Obligor, each Receivable of such Obligor arising in the ordinary course of such Obligor's business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time reasonably deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence reasonably satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

            (a) it arises out of a sale made by any Obligor to an Affiliate of any Obligor or to a Person controlled by an Affiliate of any Obligor;

            (b) with respect to sales to Customers not outside the continental United States of America, Hawaii or Puerto Rico or Canada, it is due or unpaid more than ninety (90) days after the original invoice date, and with respect to sales to Customers outside the continental United States of America, Hawaii or Puerto Rico or Canada, it is due or unpaid more than one hundred eighty (180) days after the invoice date, with exception of the Agtrol division of Phibro-Tech, Inc., which Receivable shall not be deemed eligible if it is unpaid more than one hundred fifty (150) days after the invoice date or is more than thirty (30) days past due, and is further excluded pursuant to subparagraph (f) below;

            (c) twenty-five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's reasonable discretion, be increased or decreased from time to time;

            (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

            (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

            (f) the sale is to a Customer outside the continental United States of America, Hawaii or Puerto Rico or Canada, unless the sale is on letter of credit, guaranty or acceptance terms or the sale is subject to credit insurance, in each case acceptable to Agent in its sole discretion;

            (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

            (h) Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

            (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Obligor assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

            (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Obligor and accepted by the Customer or the Receivable otherwise does not represent a final sale;

            (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit;

            (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Obligor or the Receivable is contingent in any respect or for any reason;

            (m) the applicable Obligor has made any agreement with any Customer for any deduction therefrom, except for discounts, allowances or rebates made in the ordinary course of business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto and all of which rebates are reasonably estimated from time to time on a monthly basis;

            (n) shipment of the merchandise or the rendition of services has not been completed;

            (o) any return, rejection or repossession of the merchandise has occurred;

            (p) such Receivable is not payable to a Obligor;

            (q) more than fifty percent (50%) in dollar value of the aggregate Receivables due from a Customer are past due;

            (r) the Agent shall have a first priority security interest in such Receivable.

            (s) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

            "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

            "Environmental Indemnity Agreement" shall mean the Environmental Indemnity Agreement with respect to the Premises executed and delivered by the appropriate Obligors in favor of Agent for the ratable benefit of Lenders, and any amendments or modifications thereto.

            "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

            "Equipment" shall mean and include as to each Obligor all of such Obligor's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Eurodollar Rate" shall mean with respect to any Eurodollar Rate Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Agent) to be equal to the offered rates for deposits in Dollars for the applicable Interest Period which appear on Page 3750 of the TELERATE rate reporting system or other similar system as of approximately 11:00 a.m., Greenwich Mean Time, two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

            Eurodollar Rate =     Offered rate on TELERATE page 3750
                                  ----------------------------------
                                      1.00 - Reserve Percentage

If more than one offered rate appears on page 3750 of the TELERATE rate reporting system or similar system, the rate will be the arithmetic mean of such offered rates.

            "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

            "Excess Cash Flow" shall mean EBITDA minus domestic Unfinanced Capital Expenditures, domestic cash taxes, domestic cash royalty and earn out payments due to Pfizer Inc. under the Asset Purchase Agreement, domestic cash dividends and domestic scheduled principal and interest payments (less any domestic cash interest income).

            "Fee Letter" shall mean that certain letter agreement between the Agent and the Borrower regarding certain fees.

            "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

            "Fixed Charge Coverage Ratio" shall mean the ratio of (a) EBITDA minus domestic Unfinanced Capitalized Expenditures, domestic cash taxes, domestic cash royalty or earn out payments with respect to Obligors due to Pfizer Inc. under the Asset Purchase Agreement, and domestic cash dividends permitted by the terms of Section 7.7 hereof, all made during the period being tested, to (b) all domestic scheduled principal and interest payments (less any domestic cash interest income) on all domestic Funded Indebtedness during the period being tested.

            "Funded Indebtedness" shall mean (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, indenture or similar instrument, (ii) all obligations of such person to pay the deferred or unpaid purchase price of property, which purchase price is due more than nine (9) months after the placing of such property in service or taking delivery and title thereto, (iii) all capitalized leases of such Person, (iv) all obligations of such Person with respect to letters of credit, bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (vi) to the extent not otherwise included in this definition, all net obligations of such Person under all foreign exchange contracts, currency swap agreements, and other similar agreements or arrangements to protect such Person against fluctuations in currency values and
(vii) any other debt or obligation of such Person bearing interest (whether paid or imputed).

            "Formula Amount" shall have the meaning set forth in Section 2.1(a).

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "General Intangibles" shall mean and include as to each Obligor all of each Obligor's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to any Obligor to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "Guarantor" shall mean Phibro-Tech, Inc., C P Chemicals, Inc., The Prince Manufacturing Co., The Prince Manufacturing Co., Prince Agriproducts, Inc., Mineral Resource Technologies, L.L.C., MRT Management Corp., Koffolk, Inc., Phibro-Chem, Inc., Phibro Chemicals, Inc., Western Magnesium Corp., Phibro Animal Health Holdings, Inc. and Phibro Animal Health Holdings U.S., Inc. and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

            "Guaranty" shall mean the Continuing Unlimited and Collateralized Guaranty and any other guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for the ratable benefit of Lenders.

            "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

            "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, N.J.S.A. 58:10-23.11(b)(K) and N.J.A.C. 7:1E-1.7 or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

            "Inactive Subsidiaries" shall mean Phibrochemicals, Inc., Phibrochem, Inc. and Western Magnesium Corp.

            "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such Indebtedness, and all Indebtedness secured by a Lien on assets owned by such Person, whether or not such Indebtedness actually shall have been created, assumed or incurred by such Person, provided, however, if the obligations secured by a Lien (other than a Permitted Encumbrance not securing any liability that would itself constitute Indebtedness) or any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien and the fair market value of the property subject to such Lien. In addition, Indebtedness shall not include a government grant and any guarantee of an Obligor required by such grant which obligates the Obligor to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayment); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Obligor becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred at the time such obligation to repay is triggered. Redeemable preferred securities of any Person shall not be deemed Indebtedness for the purposes hereof unless carried as a liability on the balance sheet of such Person in accordance with GAAP.

            "Indenture" shall mean a certain Indenture dated June 11, 1998 with respect to the issuance by Philipp Brothers Chemicals, Inc. of up to $140,000,000 of its 9-7/8% Senior Subordinated Notes due 2008, Series A, and 9-7/8% Senior Subordinated Notes due 2008, Series B, of which the aggregate principal amount presently outstanding is $100,000,000.

            "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. section 24, Seventh), as amended.

            "Initial Closing Date" shall mean August 19, 1998.

            "Intellectual Property" all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets, licenses, know-how, formulae, techniques, operational methods and strategies owned and/or utilized by the Obligors.

            "Intercreditor Agreement" shall mean the Intercreditor Agreement of even date herewith between the Agent and Pfizer Inc., and acknowledged and agreed to by the Borrower.

            "Interest Coverage Ratio" shall mean Consolidated EBITDA of Borrower on a consolidated basis (including all direct and indirect domestic and foreign Subsidiaries) divided by interest on all Funded Indebtedness of the Borrower on a consolidated basis (including all direct and indirect domestic and foreign Subsidiaries).

            "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.3(b).

            "Inventory" shall mean and include as to each Obligor all of such Obligor's now owned or hereafter acquired goods and merchandise wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Obligor's business or used in selling or furnishing such goods and merchandise and all documents of title or other documents representing them.

            "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

            "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

            "Leasehold Interests" shall mean all of each Obligor's right, title and interest in and to the premises set forth on Schedule 1.2A.

            "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

            "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

            "Letters of Credit" shall have the meaning set forth in Section
2.10.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

            "Liquidation Value of In-Place Domestic Property, Plant and Equipment" shall mean with respect to the Premises, the estimated gross amount expressed in terms of money which is projected to be obtainable from a failed facility assuming that the entire facility would be sold intact within a limited time to complete the sale.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition, operations, assets, business of the Obligors taken as a whole
(b) the Obligors' ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

            "Maximum Loan Amount" shall mean $85,000,000.

            "Maximum Revolving Advance Amount" shall mean $70,000,000.

            "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

            "Mortgage and Security Agreement" shall mean each Mortgage and Security Agreement with respect to the Premises executed and delivered by the Borrower in favor of Agent for the ratable benefit of Lenders, and any amendments or modifications thereto.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

            "Net Worth" at a particular date, shall mean (a) the aggregate amount of all assets of Obligors on a consolidated basis as may properly be classified as such in accordance with GAAP (except purchase accounting adjustments resulting from the Pfizer Inc. acquisition pursuant to the Asset Purchase Agreement, which adjustments would be in accordance with GAAP, severance expenses for the termination of certain employees up to $1,300,000 and deferred financing fees up to $400,000 in the aggregate) consistently applied and such other assets as are properly classified as "intangible assets", less
(b) the aggregate amount of all Indebtedness of Obligors, provided that for the purpose of this definition the investment in the Borrower from the Palladium Preferred Stock shall not be deemed Indebtedness.

            "Note" shall mean collectively, the Capital Expenditure Line Note and the Revolving Credit Note.

            "Obligations" shall mean and include any and all of each Obligor's Indebtedness and/or liabilities to Agent or Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or any Lender, arising out of or in connection with this Agreement or any Other Document, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument.

            "Obligor" or "Obligors" shall mean the Borrower and the Guarantors.

            "Original Loan Agreement" shall mean certain Revolving Credit, Acquisition Term Loan and Security Agreement dated August 19, 1998 among the Borrower, certain Guarantors, the Agent and certain Lenders, as amended, supplemented and/or restated to the date hereof .

            "Original Owners" shall mean (i) Jack Bendheim, (ii) each of his spouses, siblings, sisters, and descendants (whether by blood, marriage or adoption and including stepchildren) and the spouses, siblings, sisters and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of each such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and (iii) all Affiliates controlled by the individual named in clause (i) above.

            "Other Billing Location" shall mean each location not owned by such Person from which billing originates and/or at which books, records and backup documentation exists with respect to Accounts and Inventory, to the extent that same does not originate out of or exist at such Person's Chief Executive Office.

            "Other Documents" shall mean the Note, the Guaranty, the Power of Attorney. the Pledge Agreement, the Patents, Trademarks and Copyrights Security Agreements and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Obligor and/or delivered to Agent or any Lender by any Obligor in respect of the transactions contemplated by this Agreement, and all as amended, supplemented, modified, extended and/or restated from time to time.

            "Overadvance Availability" shall have the meaning set forth in
Section 2.1(a) hereof.

            "Palladium Stockholders Agreement" shall mean Stockholders Agreement by and among the Borrower, Palladium Equity Partners II, L.P., Palladium Equity Partners II-A, L.P., Palladium Equity Investors II, L.P. and the Shareholder(s) signatory thereto dated as of November 30, 2000.

            "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

            "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "Patents, Trademarks and Copyrights Security Agreements" shall mean each Patents, Trademarks and Copyrights Security Agreements with respect to the Intellectual Property described on Schedule 5.9 hereto and all other Intellectual Property obtained from time to time by the Obligors executed and delivered by the appropriate Obligor in favor of Agent for the ratable benefit of Lenders, and any amendments or modifications thereto.

            "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Obligors in accordance with GAAP; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) [intentionally omitted]; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Obligor's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Obligor's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon assets (including additions and substitutions therefor and proceeds thereof) hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Obligors and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in
Section 7.6; and (h) Liens disclosed on Schedule 1.2B; (i) Liens in favor of customs and revenue authorities arising as a matter of the law to secure the payment of customs and duties in connection with the importation of goods; (j) Liens securing obligations arising from statutory, regulatory, contractual or warranty requirements of any of the Obligors, including the performance of statutory obligations, surety or appeal bonds or performance bonds or Landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or any other like Liens, in any case incurred in the ordinary course of business provided that the foregoing does not apply to Receivables or Inventory; (k) Liens securing Indebtedness of a Person existing at the time that such person is merged into or consolidated with the Borrower or a Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such
Person: (l) Liens on property acquired by Borrower or a Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property other than those of the Person merged or consolidated with Borrower or such Subsidiary; (m) Liens in respect of interest rate agreement obligations and currency agreement obligations entered into the ordinary course of business; (n) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Borrower and its Subsidiaries; (o) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding operating leases; and (p) Liens securing Indebtedness incurred to amend, modify, renew, refund, replace or refinance Indebtedness that has been secured by a Lien permitted under this Agreement, provided that (1) and such Lien not extend to or cover any assets or property not securing the Indebtedness so refinanced and (2) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under this Agreement and (q) pursuant to Section 7.07 of the Indenture, liens on moneys held by the trustee under the Indenture securing fees due to the Trustee.

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Obligors or any member of the Controlled Group or any such Plan to which any Obligor or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Pledge Agreement" shall mean the Pledge Agreement executed and delivered by the appropriate Obligors in favor of Agent for the ratable benefit of Lenders, and any amendments or modifications thereto, with respect to the stock of Planalquimica Industria Ltda. (Brazil), Wychem Limited (UK), Ferro Metal and Chemical Corporation Limited (UK) and Agtrol International (France).

            "Power of Attorney" shall mean each Power of Attorney executed by each Obligor in favor of Agent for the ratable benefit of Lenders.

            "Premises" shall mean the real estate owned by the Borrower specifically described on Schedule 1.2C attached to this Loan Agreement.

            "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

            "Pro Forma Financial Statements" shall have the meaning set forth in
Section 5.5(b) hereof.

            "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

            "Purchasing Lender" shall have the meaning set forth in Section 15.3 hereof.

            "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 et seq., as same may be amended from time to time.

            "Real Property" shall mean all of each Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

            "Receivables" shall mean and include, as to each Obligor, all of such Obligor's accounts, contract rights, instruments (including those evidencing Indebtedness owed to Obligors by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Obligor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

            "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

            "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

            "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

            "Required Lenders" shall mean Lenders holding at least Sixty-Six and 2/3 percent (66-2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding Sixty-Six and 2/3 percent (66-2/3%) of the Commitment Percentages.

            "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

            "Revolving Advances" shall mean Advances made under Section 2.1 hereof, other than Letters of Credit and Capital Expenditure Advances.

            "Revolving Credit Note" shall have the meaning set forth in Section 2.1(a) hereof.

            "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the Base Rate with respect to Domestic Rate Loans, and (b) the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans, provided that, notwithstanding anything contained herein to the contrary, so long as any amounts under the

Overadvance Availability remains outstanding, the rate of interest with respect to the Revolving Advances (i) in the form of Eurodollar Rate Loans shall be the Eurodollar Rate plus three and 25/100 percent (3.25%) and (ii) in the form of Domestic Rate Loans shall be the Base Rate plus 50/100 percent (.50%).

            "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

            "Senior Subordinated Notes" shall mean all notes issued pursuant to the Indenture.

            "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

            "Shareholders Agreement" shall mean (i) the Shareholders Agreement dated December 29, 1987, by and between Marvin S. Sussman and the Borrower; (ii) the Shareholders Agreement dated February 21, 1995, among Phibro-Tech, Inc., I. David Paley, Nathan Z. Bistricer and James O. Herlands; (iii) the Limited Liability Company Agreement of MRT dated November 21, 1995; and (iv) each of the Severance Agreements between Phibro-Tech, Inc. and I. David Paley, Nathan Z. Bistricer and James O. Herlands, respectively, each dated February 21, 1995; each as amended and in effect on the date hereof and as hereafter amended, except for any amendment subsequent to the date hereof which causes the terms of such Agreement to be less favorable to an Obligor, each as amended and in effect on the date hereof, and as thereafter amended, except for any amendment subsequent to the date hereof which causes the terms of such agreement to be less favorable to an Obligor.

            "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest pursuant to the Indenture.

            "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

            "Term" shall have the meaning set forth in Section 13.1 hereof.

            "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Obligor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which would constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Obligor or any member of the Controlled Group from a Multiemployer Plan.

            "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C.: 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

            "Transactions" shall have the meaning set forth in Section 5.5 hereof.

            "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.

            "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances , plus (ii) the outstanding amounts of Letters of Credit, plus (iii) all amounts due and owing to

Obligors' trade creditors which are outstanding sixty (60) days beyond normal trade terms, all as determined by the Agent.

            "Unfinanced Capital Expenditures" shall mean domestic capital expenditures which are not financed with Capital Expenditure Advances and which are not financed by third parties.

            "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

      1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New Jersey shall have the meaning given therein unless otherwise defined herein.

      1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II. ADVANCES, CONDITIONS, PAYMENTS.

      2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

                  (i) 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                  (ii) the lesser of (A) 60%, subject to the provisions of
Section 2.1(b) hereof, of the value of the Eligible Inventory ; or (B) $40,000,000 in the aggregate at any one time (the lesser of (A) and (B) shall be referred to as the "Inventory Advance Rate") (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"), minus

                  (iii) the aggregate amount of outstanding Letters of Credit, minus

                  (iv) such reserves as Agent may reasonably deem proper and necessary from time to time, plus

                  (v) $10,000,000 ("Overadvance Availability") for the period commencing November 30, 2000 and ending May 30, 2001, said Overadvance Availability then reducing by $1,666,667 on the 30th day of each month thereafter until said Overadvance Availability is reduced to zero on November 30, 2001.

      The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) and (v) minus (y) Section 2.1 (a)(y) (iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory note ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

            (b) Discretionary Rights. Subject to the provisions of Section 15.2, the Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower.

            (c) Use of Revolving Advances. Revolving Advances shall be utilized for Borrower's working capital purposes, by the Borrower to make advances or loans to Guarantors, to fund their working capital needs, subject to the restriction that the aggregate balance of the outstanding amount of Revolving Advances and outstanding Letters of Credit hereunder, including those lent or advanced by the Borrower to Guarantors, shall not exceed the lesser of (i) the Maximum Revolving Advance Amount and (ii) the Formula Amount and, to finance a portion of the Borrower's purchase price of the acquisition of the assets of Pfizer Inc. and its subsidiaries pursuant to the Asset Purchase Agreement in an amount not to exceed $15,000,000.

      2.2 (a) Capital Expenditure Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Capital Expenditure Advances to Borrower, from time to time during the period commencing on the Closing Date and ending on November 30, 2002, in aggregate principal amounts, at any time, to such Lender's Commitment Percentage of up to the lesser of (i) $15,000,000; or (ii) 70% of the Liquidation Value of In-Place Domestic Property, Plant and Equipment. Capital Expenditure Line Advance Rates shall mean the percentage referred to in clause (ii) above and the proviso to
Section 2.2(c)). The Capital Expenditure Advances shall be evidenced by the secured promissory note (the "Capital Expenditure Line Note"), substantially in the form attached as Exhibit 2.2(a).

      The amount derived from the calculation of the lesser of (ii) and (iii) above shall be referred to as the "Capital Expenditure Line Formula Amount".

            (b) Discretionary Rights. Subject to the provisions of Section 15.2, the Capital Expenditure Line Advance Rate may be increased or decreased by Agent at any time from time to time in the exercise of its reasonable judgment. Borrower consents to any such increases or decreases and acknowledges that such increases or decreases may limit or restrict Capital Expenditure Advances requested by Borrower.

            (c) Use of Capital Expenditure Advances. Capital Expenditure Advances shall be utilized by the Borrower to acquire new Equipment or by the Borrower to make advances or loans to Guarantors, to fund the acquisition of new Equipment by the Guarantors, subject the restriction that outstanding amount of Capital Expenditure Advances hereunder, including those lent or advanced to Guarantors, shall not, at any time, exceed the lesser of (i) $15,000,000 or (ii) the Capital Expenditure Line Formula Amount and provided further that no Capital Expenditure Advance shall exceed 80% of the invoice cost (excluding taxes and shipping) of the Equipment acquired with such Capital Expenditure Advance. Capital Expenditure Advances which have been borrowed and repaid, may not be reborrowed.

            (d) Other Conditions. Subject to the other terms and conditions set forth herein by 11:00 a.m. at least three (3) Business Days prior to any Capital Expenditure Advance being made under this Section 2.2, the Borrower shall deliver to the Agent, in form and substance satisfactory to the Agent, the following:

                  (1) Written notification from the Borrower requesting a Capital Expenditure Advance and the amount of said Capital Expenditure Advance.

                  (2) Paid invoices for the Equipment financed with the proceeds of the Capital Expenditure Advances.

                  (3) Execution and delivery to the Agent of appropriate financing statements and/or other documentation as is necessary to perfect the Agent's first priority security interest in the Equipment being financed with the proceeds of the Capital Expenditure Advances.

                  (4) To the extent necessary, endorsements to the insurance policies described herein extending said coverage to the Equipment being financed.

      2.3. Procedure for Obtaining Advances.

            (a) Borrower may notify Agent prior to 11:00 a.m. on a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other

Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due and are not paid, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

            (b) Notwithstanding the provisions hereof, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be an integral multiple of $1,000,000, and (iii) the duration of the first Interest Period therefor. Eurodollar Rate Loans shall be for one, two or three months, other than with respect to the Overadvance Availability in the form of Eurodollar Rate Loans which shall be for one month; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

            (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

      Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.3(b) or by its notice of conversion given to Agent pursuant to Section 2.3(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.3(d) hereinbelow.

            (d) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

            (e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.3(f) hereof.

            (f) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be presumptive evidence absent manifest error.

            (g) Notwithstanding any other provision hereof, if any new applicable law, treaty, regulation or directive, or any change in any new or existing law, treaty, regulation or directive or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder, shall forthwith be canceled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be presumptive evidence absent manifest error.

      2.4. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place in the United States of America Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. During the Term, Borrower may use the Capital Expenditure Advance, by borrowing, but once repaid it may not reborrow said Capital Expenditure Advance. The proceeds of each Revolving Advance and Capital Expenditure Advance requested by Borrower shall to the extent Lenders make such Advances, be made available to the Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds. The proceeds of each Revolving Advance deemed to be requested by Borrower under Section 2.3(a) shall be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

      2.5. [INTENTIONALLY OMITTED]

      2.6. Maximum Advances. The aggregate balance of Revolving Advances and Letters of Credit outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount. The aggregate amount outstanding of the Capital Expenditure Advances shall not exceed the lesser of
(i) $15,000,000 and (ii) the Capital Expenditure Formula Amount with no more than $7,500,000 being advanced during either the first or second year from the Closing Date and with zero dollars being advanced during the third year from the Closing Date.

      2.7. Repayment of Advances.

            (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The aggregate amount of all Capital Expenditure Advances shall be repaid in equal monthly installments of principal, commencing on the first Business Day of the month next succeeding the second anniversary date of the Closing Date, based upon an amortization schedule consisting of sixty (60) equal monthly payments of principal, with a final payment of all outstanding Capital Expenditure Advances due and payable on the last day of the Term.

            (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after the Business Day Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

            (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.3 hereof.

            (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

      2.8. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

      2.9. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be presumptive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

      2.10. Letters of Credit. Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $15,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the applicable Contract Rate; Letters of Credit that have not been drawn upon shall not bear interest.

      2.11. Issuance of Letters of Credit.

            (a) Borrower, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

            (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date (subject to any renewal) not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New Jersey.

            (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

      2.12. Requirements For Issuance of Letters of Credit.

            (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct or gross negligence.

            (b) Borrower shall authorize and direct any Issuer to name the Borrower or any Obligor as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

            (c) In connection with all Letters of Credit issued or caused to be issued or created by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

            (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Each such payment by a Lender to Agent shall constitute a Revolving Advance provided that no Lender shall be obligated to fund Revolving Advances in excess of such Lender's Commitment Percentage of the Maximum Revolving Advance Amount. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

      2.13. Additional Payments. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

      2.14. Manner of Borrowing and Payment.

            (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. Each borrowing of Capital Expenditure Advances shall be advanced according to the Commitment Percentages of Lenders.

            (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Capital Expenditure Advances, shall be made from or to, or applied to that portion of the Capital Expenditure Advances pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off, deduction, withholding or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

            (c) (i) Notwithstanding anything to the contrary contained in Sections 2.14(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances and Capital Expenditure Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances and Capital Expenditure Advances shall be applied first to those Revolving Advances or Capital Expenditure Advances, as appropriate, advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances or new Capital Expenditure Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances or Capital Expenditure Advances, as the case may be, during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances or Capital Expenditure Advances, as the case may be, and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances or Capital Expenditure Advances, as the case may be, made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances or Capital Expenditure Advances, as the case may be.

                  (ii) Each Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.

                  (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

            (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of
(i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph
(e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

      2.15. Mandatory Prepayments.

            (a) When any Obligor sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Subject to the provisions of Sections 4.3 and 7.1(b) hereof, and after the application of proceeds as contemplated by Section 7.7, if any, such repayments shall be applied first, ratably to the outstanding principal installments on the Capital Expenditure Advances in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

      2.16. Use of Proceeds. Borrowers shall apply the proceeds of Advances for the purposes set forth in Sections 2.1(c) and 2.2(c).

      2.17. Defaulting Lender.

            (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.17 while such Lender Default remains in effect.

            (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

            (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

            (d) Other than as expressly set forth in this Section 2.17, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.

Nothing in this Section 2.17 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

            (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III. INTEREST AND FEES.

      3.1. Interest. Interest on Advances shall be payable in arrears on the first Business Day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the Revolving Interest Rate, and (ii) with respect to Capital Expenditure Advances, the Capital Expenditure Line Interest Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum, (the "Default Rate").

      3.2. Letter of Credit Fees.

            (a) Borrower shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two and one half percent (2 1/2%) per annum with respect to Standby Letters of Credit and by one-half of one percent (1/2%) with respect to Documentary Letters of Credit, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, with respect to Standby Letters of Credit one quarter of one percent (1/4%) of the face amount thereof upon issuance of said Standby Letters of Credit y and all customary fees and expenses as agreed upon by the Issuer and the Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all customary fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction.

      3.3. Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to 3/8 of one percent (3/8%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. If, for any month during the period commencing the Closing Date and ending November 30, 2002, the average daily unpaid balance of the Capital Expenditure Advances for each day of such month does not equal $15,000,000, then the Borrower shall pay to the Agent for the ratable benefit of the Lenders a fee at a rate equal to 3/8 of one percent (3/8%) per annum on the amount by which $15,000,000 exceeds such average daily unpaid balance. Such fees shall be payable to Agent in arrears on the first Business Day of each month.

      3.4 Fee Letter. The Borrower shall pay to the Agent all fees set forth in the Fee Letter.

      3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

      3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

      3.7. Increased Costs. In the event that any new applicable law, treaty or governmental regulation, or any change in any new or existing law, treaty, regulation or directive or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

            (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the net income of Agent or any Lender by any jurisdiction in which it maintains its principal office);

            (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender reasonably deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be presumptive evidence absent manifest error.

      3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

            (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 hereof for any Interest Period; or

            (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be canceled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

      3.9. Capital Adequacy.

            (a) In the event that Agent or any Lender shall have determined that any new applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any new or existing law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount reasonably deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

            (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrower shall be presumptive evidence absent manifest error.

IV. COLLATERAL AND GUARANTY: GENERAL TERMS

      4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Obligor hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Obligor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

      4.2. Perfection of Security Interest. Each Obligor shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages with respect to Collateral, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of the applicable Obligor in accordance with Section 9-402(2) of Uniform Commercial Code as adopted in the State of New Jersey. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

      4.3. Disposition of Collateral. Each Obligor will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $500,000 and only to the extent that the proceeds of any such disposition are used, to either (i) redeem the Palladium Preferred Stock in accordance with the provisions of Subsection
7.7 hereof, (ii) acquire replacement Equipment which is subject to Agent's first priority security interest, or (ii) pay down outstanding Advances in accordance with Section 2.15 hereof.

      4.4. Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Agent, to the extent the Agent deems it reasonably necessary to protect the Agent's interest in and to preserve the
Collateral: (a) may hire of such security guards or place other security protection measures as Agent may deem reasonably appropriate; (b) may employ and maintain at any Obligor's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Obligor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Obligor's owned or leased property. Each Obligor shall cooperate fully with Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Obligor's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

      4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Obligor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent, subject to Permitted Encumbrances, and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Obligor or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Obligor that appear on such documents and agreements shall be genuine and each Obligor shall have full capacity to execute same; and
(d) each Obligor's Equipment and Inventory shall be located as set forth on
Schedule 4.5 and shall not be removed from such location(s) without prior written notice to Agent except with respect to the sale, manufacture or processing of Inventory in the ordinary course of business, provided, however, that no such removal shall be effected before all filings required to preserve the first priority security interest of the Agent in the Inventory shall have been made and landlord's waivers and/or warehousemen's waivers, in form and substance satisfactory to the Agent, for such new locations shall have been delivered to the Agent to the extent that such Inventory is to be considered Eligible Inventory.

      4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and satisfaction in full of all payment Obligations (whether in the form of principal, interest, reimbursement obligations, fees, charges, expenses, penalties or otherwise) with the exception of indemnification obligations arising under this Agreement for which no claim subject thereto has been made and has not been terminated, satisfied released or withdrawn and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Obligor shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Obligor shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent in accordance with the terms hereof for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Obligors shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Obligor shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Obligor's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Obligor will immediately deliver them to Agent in their original form together with any necessary endorsement.

      4.7. Books and Records. Each Obligor shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Obligors.

      4.8. Financial Disclosure. Each Obligor hereby irrevocably authorizes and directs all accountants and auditors employed by such Obligor at any time during the Term to exhibit and deliver to Agent and each Lender, at the request of Agent and/or such Lenders, copies of any of any Obligor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Obligor's financial status and business operations. Each Obligor hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Obligor, whether made by such Obligor or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Obligor prior to obtaining such information or materials from such accountants or such authorities.

      4.9. Compliance with Laws. Each Obligor shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

      4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Obligor's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Obligor's business. Agent, any Lender and their agents may enter upon any of Obligor's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Obligor's business.

      4.11. Insurance. Each Obligor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Obligor's own cost and expense in amounts and with carriers reasonably acceptable to Agent, each Borrower shall (a) keep all its material insurable properties and properties in which each Obligor has an interest insured against the hazards of fire, flood (where customary or if required by law), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Obligor's including, without limitation, business interruption insurance;, (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Obligor insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Obligor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others as is customary in the case of entities engaged in businesses similar to such Obligor; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Obligor is engaged in business;
(e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent, naming Agent as lender loss payee with respect to all insurance coverage referred to in clause (a) above as it relates to the Collateral and an additional insured with respect to all insurance coverage referred to in clause (c) above, and providing (A) that all proceeds thereunder (except proceeds of insurance referred to in clause (a) above not relating to the Collateral, proceeds of insurance referred to in clause (a) above relating to the Collateral to the extent said proceeds are less than $50,000 and proceeds of insurance referred to in clause (c) provided said proceeds are paid to the party seeking damages such that neither the Agent nor any Lender shall have any liability to said party) shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and lender loss payable and additional insured clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. Except as provided for in (A) above, in the event of any loss or claim the carriers named therein hereby are directed by Agent and the applicable Obligor to make payment for such loss to Agent and not to such Obligor and Agent jointly. If any such insurance losses are paid by check, draft or other instrument payable to any Obligor and Agent jointly, Agent may endorse such Obligor's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. Except as hereinafter provided, all loss recoveries received by Agent upon any Collateral may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Obligors or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Obligors to Agent, on demand.

      4.12. Failure to Pay Insurance. If any Obligor fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Obligors' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

      4.13. Payment of Taxes. Each Obligor will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Obligor or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except if being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Obligors. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Obligor and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's reasonable opinion, may create a valid Lien on the Collateral, Agent may without notice to Obligors pay the taxes, assessments or other Charges and each Obligor hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Obligor has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

      4.14. Payment of Leasehold Obligations. Each Obligor shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so, where the failure to so pay, comply or keep in full force and effect could reasonably be expected to have a Material Adverse Effect.

      4.15. Receivables.

            (a) Nature of Receivables. Each of the Eligible Receivables shall be a bona fide and valid account representing a bona fide Indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Obligor, or work, labor or services theretofore rendered by a Obligor as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Obligor's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Obligors to Agent.

            (b) Solvency of Customers. Each Customer, to the best of each Obligor's knowledge, as of the date each Eligible Receivable is created, is and is expected to be solvent and able to pay all Eligible Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Obligor who are not solvent such Obligor has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables in accordance with GAAP.

            (c) Locations of Borrower. Each Obligor's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrower of any Other Billing Location at which any Obligor keeps its records pertaining to Receivables, all such records shall be kept at such executive office. No Obligor shall change its chief executive office or Other Billing Location without prior written notice to the Agent, provided, however, that no such change shall be effected before all filings required to preserve the first priority security interest of the Agent in the Collateral shall have been made and landlord waivers and/or warehousemen's waivers, as the case may be, in form and substance reasonably satisfactory to the Agent, for such new location shall have been delivered to the Agent.

            (d) Collection of Receivables. Until any Obligor's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its reasonable discretion deems it to be in Lenders' best interest to do so), each Obligor will, at such Obligor's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Obligor's funds or use the same except to pay Obligations. Each Obligor shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received in respect of Receivables.

            (e) Notification of Assignment of Receivables. Agent shall have the right (at any time following the occurrence and during the continuance of an Event of Default or a Default or when Agent in its reasonable discretion deems it to be in Lenders' best interest to do so) to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

            (f) Power of Agent to Act on Obligors' Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Obligor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Obligor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Obligor hereby constitutes Agent or Agent's designee as such Obligor's attorney with power (i) to endorse such Obligor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Obligor's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Obligor's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Obligor's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Obligor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(xii) to do all other acts and things necessary to carry out this Agreement; provided that with respect to items (v) through (xii) above, said power shall be exercised by the Agent at any time following the occurrence and during the continuance of an Event of Default or a Default or when Agent in its reasonable discretion deems it to be in the Lenders' best interests to do so. No power of Attorney shall be utilized by the Agent in a manner contrary to the foregoing provisions. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time to change the address for delivery of mail addressed to any Obligor to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Obligor.

            (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Agent may, without notice or consent from any Obligor, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. At any time following the occurrence and during an Event of Default or a Default or when Agent in its reasonable discretion deems it to be in the Lenders' best interest to do so, Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by any Obligor, all without discharging or in any way affecting any Borrower's liability hereunder.

            (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by Obligors into a lockbox account, dominion account or such other "blocked account" maintained with the Agent ("Blocked Accounts"). All funds deposited in such "blocked account" shall immediately become the property of Agent. Neither Agent nor any Lender assumes any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Customer remittances shall be credited to the Borrower's account one (1) business day following the business day the Agent receives such remittance via wire transfer or electronic depository check.

            (i) Adjustments. No Obligor will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Obligor.

      4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Obligor, it has been and will be produced by such Obligor materially in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

      4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that all Equipment materially necessary for each Obligor to properly operate and conduct its business shall be maintained and preserved in all material respects. No Obligor shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation where such use or operation could reasonably be expected have a Material Adverse Effect.

      4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Obligor's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Obligor's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Obligor of any of the terms and conditions thereof.

      4.19. Environmental Matters. (a) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Obligors shall ensure that the Real Property remains in compliance in all material respects with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

            (b) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Obligors shall establish and maintain a system to assure and monitor continued compliance in all material respects with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

            (c) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, obligors shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, obligors shall use their best efforts to obtain required certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Obligors in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

            (d) In the event any Obligor obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Obligor's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), and the facts and circumstances surrounding such Hazardous Discharge or Environmental Complaint could reasonably be expected to have a Material Adverse Effect, then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Obligor is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

            (e) Obligors shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances which could be reasonably be expected to have a Material Adverse Effect at any other site owned, operated or used by any Obligor to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Obligors shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws which could be reasonably be expected to have a Material Adverse Effect . Such information is to be provided solely to allow Agent to protect Agent's security interest in the Collateral.

            (f) Obligors shall respond promptly to any Hazardous Discharge or Environmental Complaint if the facts and circumstances surrounding said Hazardous Discharge or Environmental Complaint could reasonably be expected to have a Material Adverse Effect and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien (other than Permitted Encumbrances). If any Obligor shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint and the facts and circumstances surrounding said Hazardous Discharge or Environmental Complaint could reasonably be expected to have a Material Adverse Effect or any Obligor shall fail to comply with any of the requirements of any Environmental Laws and failure could reasonably be expected to have a Material Adverse Effect, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in
Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Obligor.

            (g) Promptly upon the written request of Agent and after the occurrence of a Default and upon the written request of any Lender after the occurrence of any Event of Default, Obligors shall provide Agent, at

Obligors' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. Except with respect to the amounts and locations disclosed on Schedule 4.19(g) hereof, if such estimates, individually or in the aggregate, exceed $1,000,000, Agent shall have the right to require Obligors to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

            (h) Obligors shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Obligors' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

            (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Obligors' right, title and interest in and to its owned and leased premises.

      4.20. Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

      4.21 Guaranty. The Guarantors shall guaranty the Obligations of the Borrower and to secure said guaranty, shall assign, pledge and grant to the Agent for the ratable benefit of each Lender a continuing security interest in and to all of their Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.

      4.22 Environmental Reports. To the extent that an party to the Palladium Stockholders Agreement, or any party related thereto, receives any environmental site assessment or environmental audit report with respect to the Premises or any other Real Property, the Borrower shall deliver, or cause to be delivered, the same to each of the Lenders.

V. REPRESENTATIONS AND WARRANTIES.

      Each Obligor represents and warrants as follows:

      5.1. Authority. Each Obligor has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Obligor's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Obligor's bylaws, certificate of incorporation or other applicable documents relating to such Obligor's formation or to the conduct of such Obligor's business or of any material agreement or undertaking to which such Obligor is a party or by which such Obligor is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Obligor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Obligor or its property is a party or by which it may be bound.

      5.2. Formation and Qualification. (a) Each Obligor is duly incorporated and in good standing (other than Inactive Subsidiaries) under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Obligor to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Obligor has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

            (b) As of the date of this Agreement, the only Subsidiaries of each Obligor are listed on Schedule 5.2(b). The Obligors shall supplement said Schedule upon the formation of any new Subsidiaries, as permitted by the terms hereof.

      5.3. Survival of Representations and Warranties. All representations and warranties of such Obligor contained in this Agreement and the Other Documents shall be true at the time of such Obligor's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

      5.4. Tax Returns. Each Obligor's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other material reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Obligor have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending June 30, 1997. The provision for taxes on the books of each Obligor are adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any material deficiency or additional material assessment in connection therewith not provided for on its books.

      5.5. Financial Statements.

            (a) The pro forma balance sheet of Obligors on a consolidated and consolidating basis (the "Pro Forma Balance Sheet") heretofore furnished to Agent reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and fairly reflects the financial condition of Obligors on a consolidated and consolidating basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as fairly reflecting the financial condition of the Obligors, on behalf of the Obligors by the Chief Financial Officer of Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except for the absence of year-end and normal audit adjustments and notes thereto and as may be disclosed in such financial statements.

            (b) The twelve-month cash flow projections of the Obligors on a consolidated and consolidating basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared on behalf of the Obligors by the Chief Financial Officer of Borrower, are based on underlying assumptions which are believed to provide a reasonable basis for the projections contained therein and reflect Obligors' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

            (c) The consolidated and consolidating balance sheets of the Obligors, and such other Persons described therein as of June 30, 2000, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all (except for consolidating statements) accompanied by reports thereon containing opinions without qualification by independent certified public accountants and the consolidated balance sheets of the Obligors and such other Persons described therein as of September 30, 2000, and the related statements of income, changes in shareholders' equity and changes in cash flow for the period ended on such date, in each case, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Obligors at such date and the results of their operations for such period. Since June 30, 2000 there has been no change in the condition, financial or otherwise, of Obligors as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Obligors, except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

      5.6. Corporate Name. No Obligor has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Obligor been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

      5.7. O.S.H.A. and Environmental Compliance.

            Except as disclosed on Schedule 5.7 hereto:

            (a) Each Obligor has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; there have been no outstanding citations, notices or orders of non-compliance issued to any Obligor or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations except where the facts and circumstances surrounding said citations, notices or notices could not reasonably be expected to have a Material Adverse Effect.

            (b) Each Obligor has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws where the failure to be so issued could reasonably be expected to have a Material Adverse Effect.

            (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Obligor where said Releases could reasonably be expected to have a Material Adverse Effect; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Obligor, except in all material respects in accordance with applicable laws; (iii) neither the Real Property nor any premises leased by any Obligor have ever been used as a treatment, storage or disposal facility of Hazardous Waste, except in all material respects in accordance with applicable laws; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Obligor or of its tenants, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

            (a) Obligors are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

            (b) Except as disclosed in Schedule 5.8(b), no Obligor has (i) any pending or, to Obligors' knowledge, threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities nor Indebtedness for borrowed money other than the Obligations.

            (c) No Obligor is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Obligor in violation of any order of any court, governmental authority or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.

            (d) No Obligor nor any member of the Controlled Group maintains or contributes to any domestic Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Obligor and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Obligor nor any member of the Controlled Group has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Obligor nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Obligor nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Obligor nor any member of a Controlled Group has incurred any significant liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Obligor nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Obligor and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR '2615.3 has not been waived,
(xi) no Obligor nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Obligor nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

      5.9. Patents, Trademarks, Copyrights and Licenses. The Obligors own or have the right to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Obligor which are necessary for the operation of its business and where the failure to do so could reasonably be expected to have a Material Adverse Effect; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Obligor is aware of any grounds for any challenge where such objection or challenge could reasonably be expected to have a Material Adverse Effect. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Obligor and all trade secrets used by any Obligor consist of original material or property developed by such Obligor or was lawfully acquired or licensed by such Obligor, except where the failure to do so or to have done so could not reasonably be expected to have a Material Adverse Effect. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. Attached hereto as Schedule 5.9 is a complete list of all Intellectual Property owned by Obligor or in which any Obligor has rights. Each Obligor shall execute and deliver to the Agent a security agreement, in form and substance satisfactory to the Agent, with respect to all Intellectual Property owned by the Obligors on this date and in the future upon obtaining rights with respect thereto.

      5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Obligor (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to comply with or procure such licenses or permits could have a Material Adverse Effect.

      5.11. Default of Indebtedness. No Obligor is in default in the payment of the principal of or interest on any Indebtedness, which individual and/or collectively aggregates $250,000 or more, or under any instrument or agreement under or subject to which any Indebtedness, which individual and/or collectively aggregates $250,000 or more, has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

      5.12. No Default. No Obligor is in default in the payment or performance of any of its contractual obligations where such default could reasonably be expected to have a Material Adverse Effect.

      5.13. No Burdensome Restrictions. No Obligor is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Obligor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

      5.14. No Labor Disputes. No Obligor is involved in any labor dispute; there are no strikes or walkouts or union organization of any Obligor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

      5.15. Margin Regulations. No Obligor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

      5.16. Investment Company Act. No Obligor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

      5.17. Disclosure. No representation or warranty made by any Obligor in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Obligors or which reasonably should be known to Obligors which Obligors have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

      5.18. Swaps. No Obligor is a party to, nor will it be a party to, any swap agreement whereby such Obligor has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

      5.19. Conflicting Agreements. No provision of any material mortgage, indenture, contract, agreement, judgment, decree or order binding on any Obligor or affecting the Collateral materially conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

      5.20. Application of Certain Laws and Regulations. No Obligor nor any domestic Affiliate of any Obligor is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.21. Business and Property of Borrower. Upon and after the Closing Date, Obligors do not propose to engage in any business other than manufacturing and marketing specialty and industrial chemicals and activities necessary to conduct or reasonably related or complementary to the foregoing. On the Closing Date, each Obligor will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Obligor where the failure to so own and/or possess could reasonably be expected to have a Material Adverse Effect.

      5.22. [INTENTIONALLY OMITTED]

      5.23. Section 20 Subsidiaries. The Borrower does not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during any underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

      5.24. Interest Expense Allocation. Interest expense with respect to the Indenture will be allocated to the Borrower and each Obligor based upon that portion of Indebtedness evidenced by the Senior Subordinated Notes being assigned to the same parties in accordance with GAAP.

      5.25. Other Billing Locations. Other than the chief executive offices of the Obligors, and except as disclosed on Schedule 5.25 attached hereto, there are no Other Billing Locations.

      5.26. Western Magnesium Corporation does not presently and shall not in the future conduct any business activity in any State.

VI. AFFIRMATIVE COVENANTS.

      Unless the prior written consent of the Required Lenders shall have been obtained, each Obligor shall, until payment and satisfaction in full of all payment Obligations (whether in the form of principal, interest, reimbursement obligations, fees, penalties, charges, expenses or otherwise) with the exception indemnification obligations under this Agreement for which no claim recited thereunder has arisen) and termination of this Agreement:

      6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Obligors' Account for all such fees and expenses.

      6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business and maintain all of its properties in good working order and condition (reasonable wear and tear excepted and except as may be disposed of as permitted by with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, trade names, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right, where the failure to so operate or maintain could reasonably be expected to have a Material Adverse Effect; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof, where the failure to do so could reasonably be expected to have a Material Adverse Effect.

      6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Obligor which could reasonably be expected to have a Material Adverse Effect.

      6.4. Government Receivables. Except to the extent not included as part of the Formula Amount, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Obligor and the United States, any state or any department, agency or instrumentality of any of them.

      6.5. Domestic Net Worth. Maintain with respect to the Borrower and each of its direct and indirect domestic Subsidiaries, at all times, minimum Net Worth in an amount not less than $39,825,000, to increase annually by fifty percent (50%) of the net earnings of the Borrower and all said domestic Subsidiaries (before equity pick-up from earnings of foreign Subsidiaries), and no event less than the prior years' ending said Net Worth.

      In no event may the Borrower and any of direct or indirect domestic Subsidiaries, on a consolidated basis, sustain any annual net loss. Furthermore, in calculating the Net Worth of the Borrower and each of its direct and indirect subsidiaries all foreign assets owned by said entities and foreign liabilities and operations shall be excluded from the calculation of their Net Worth.

      6.6. Interest Coverage Ratio. Maintain at all times a Interest Coverage Ratio of not less than 1.5 to 1.0, to be tested on a rolling four (4) quarters basis at the end of each fiscal quarter.

      6.7. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

      6.8. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Obligor shall have provided for reserves in accordance with GAAP, subject at all times to any applicable subordination arrangement in favor of Lenders.

      6.9. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to fairly present in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) the financial condition of such companies and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

      6.10. Fixed Charge Coverage Ratio. Maintain at all such times a Fixed Charge Coverage Ratio of not less than (i) .75 to 1.00 for the fiscal quarter ending March 31, 2001 (ii) 1.00 to 1.00 for the last two fiscal quarters ending June 30, 2001, (iii) 1.00 to 1.00 for the last three fiscal quarters ending September 30, 2001 and (iv) commencing with the fiscal quarter ending December 31, 2001, 1.00 to 1.00, to be tested on a rolling four quarter basis at the end of each fiscal quarter.

      6.11 Movement of Inventory. If at any time the value of the Inventory which is located within the States of Illinois, South Carolina, California, Pennsylvania, New Jersey, Texas and Delaware is less than eighty percent (80%) of the Inventory for all of the Obligors or the chief executive office of any Obligor is changed to another state, the Obligors shall, if requested by the Agent, deliver such opinions of counsel, in form and substance reasonably satisfactory to the Agent, stating that the Agent has a perfected security interest in all Collateral which has been moved to such jurisdictions or has been affected by such move.

VII. NEGATIVE COVENANTS.

      Without the prior written consent of the Required Lenders, no Obligor shall, until satisfaction in full of the payment Obligations (whether in the form of principal, interest, reimbursement obligations, fees, penalties, charges, expenses or otherwise) with the exception of indemnification obligations under this Agreement for which no claim subject thereto has been made and has not been terminated, satisfied released or withdrawn) and termination of this Agreement:

      7.1. Merger, Consolidation, Acquisition and Sale of Assets.

            (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, except that, subject to the provisions of Section 7.4(g) hereof,
(i) Obligors may acquire or form a foreign Subsidiary without the use of the proceeds of either Revolving Advances, Capital Expenditure Advances or any revenues of any Obligors generated from their domestic operations provided that, said Obligors shall provide the Agent with evidence, in form and substance reasonably satisfactory to the Agent, of the source of funds for said acquisition or formation and at the time of said acquisition or formation no Default or Event of Default has occurred and is continuing and (ii) Obligors may acquire or form domestic Subsidiaries without the use of the proceeds of either Revolving Advances or Capital Expenditure Advances, provided that said Obligors cause said domestic Subsidiary to execute and deliver to the Agent a guaranty, in form and substance reasonably satisfactory to the Agent, which guaranty shall be secured by all the assets of the domestic Subsidiary, said Obligors shall provide the Agent with evidence, in form and substance satisfactory to the Agent, of the source of funds for said acquisition or formation and at the time of said acquisition or formation no Default or Event of Default has occurred and is continuing.

            (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (1) in the case of properties or assets constituting Collateral (i) dispositions permitted under Section 4.3 hereof and
(ii) out of the ordinary course of business up to $250,000 per fiscal year, provided that the proceeds received from said sales out of the ordinary course of business shall be utilized either to (A) redeem the Palladium Preferred Stock in accordance with the provision of Subsection 7.7 hereof or (B) to prepay the outstanding principal amount of Advances in accordance with the provisions of
Section 2.15 hereof and (2) in the case of properties or assets not constituting Collateral where the disposition thereof could not reasonably be expected to have a Material Adverse Effect.

      7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

      7.3. Guaranties. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (i) as contemplated by the terms hereof, (ii) as disclosed on Schedule 7.3,(iii) the endorsement of checks in the ordinary course of business, (iv) guaranties by the Obligors with respect to any of their or their Subsidiaries' obligations, provided that said guaranties are unsecured and do not exceed $12,000,000 in the aggregate; and (v) to the extent any said assumption, endorsement or guarantee otherwise qualifies as a Permitted Encumbrance.

      7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) investments in any Obligor, (f) non-majority interests in any corporation or other entity involved in a business related to that of any Obligor; so long as the aggregate amount per fiscal year invested shall not exceed, together with the limitations imposed under Section 7.11 with respect to contributions to Partnerships, Joint Ventures, $3,000,000 provided that to the extent in any given fiscal year the Obligors invest less than said $3,000,000 amount, said unused portion may be carried forward for one additional year, provided that no more than $6,000,000 is utilized for the purposes hereof in any fiscal year, (g) subject to the restrictions imposed by Section 7.1(a) hereof, any investment in or in securities of a Person engaged in a related business (an "Invested Person") if, as a result of such investment, (i) the Invested Person, subject to the provisions of Section 7.1 hereof, becomes a wholly owned Subsidiary, or (ii) the Invested Person either (1) is merged, consolidated or amalgamated with or into an Obligor and an Obligor is the surviving person, or
(2) transfers or conveys substantially all of its assets to, or is liquidated into, an Obligor; (h) any notes, obligations or other securities received in connection with an asset sale that complies with Section 7.1(b) above; (i) interest rate agreement obligations and currency agreement obligations permitted pursuant to Section 7.8; and (j) investments in or acquisitions of capital stock or similar interests in Persons received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes.

      7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $500,000 at any time outstanding, (c) advances, loans or extensions of credit to the Obligors, (d) as otherwise permitted by the terms of Section 7.4 hereof
(e) loans to foreign Subsidiaries of the Obligors not to exceed $5,000,000 in the aggregate at anytime, to be evidenced by a promissory note which shall be assigned to the Agent and (f) the payment on the Closing Date, on behalf of one or more Subsidiaries, of any portion of the purchase price payable pursuant to the Asset Purchase Agreement.

      7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases, but excluding acquisitions permitted under Section 7.1 hereof) in an amount in excess of $15,000,000 for any fiscal year provided that to the extent in any given fiscal year, the Obligors utilize less than $15,000,000, said unused portion, up to $5,000,000, may be carried forward for one additional year provided that no more than $20,000,000 is utilized for the purposes hereof in any fiscal year.

      7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Obligor (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Obligor, except, so long as no Event of Default shall exist at the time of, or after giving effect to the foregoing, all financial covenants hereunder are in compliance after giving pro forma effect to the foregoing for the most recently ended four fiscal quarters and the Overadvance Availability is equal to zero, for (a) dividends or distributions to the Borrower or any other Obligor; (b) up to fifty percent (50%) of the net earnings (minus those net earnings utilized pursuant to Section 7.7(c) hereof) per fiscal year of the Borrower and all of its domestic Subsidiaries, but in no event more than $2,000,000 per fiscal year, provided that if more than $1,000,000 is to be distributed from said net earnings there must exist at said time at least $7,500,000 of Undrawn Availability after giving affect to said dividends and/or distributions; (c) to pay the redemption price of stock being redeemed pursuant to the Shareholders Agreement, provided that during the period commencing on the Initial Closing Date and ending on the last day of the Term the aggregate amount of all said redemptions shall not exceed $5,000,000 plus up to 50% of the net earnings (minus those net earnings utilized in Section 7.7(b) hereof) per fiscal year of the Borrower and all of its domestic Subsidiaries, and each time said redemption occurs there shall exist at least $5,000,000 of Undrawn Availability after giving effect to said redemption; (d) to pay the redemption price of stock being redeemed to the extent that said redemption is funded by keyman life by insurance proceeds; (e) to pay shareholders' "S" corporation or members' limited liability company tax liability associated with the income derived from the respective Obligor, and (f) repurchase by Borrower of portions of the Series B Preferred Stock and the Series C Preferred Stock described in the Palladium Shareholders Agreement (the "Palladium Preferred Stock") from proceeds of permitted asset sales subject to the following limitations:

            (i) maximum cumulative amount of redemption up to $25 million.

            (ii) Borrower may use 25% of the net proceeds after the reduction of the outstanding principal of the Revolving Advances in amount equal to the Formula Amount attributable to the Accounts and Inventory being sold and after the reduction of the outstanding principal of the Capital Expenditure Advances in an amount equal to the Capital Expenditure Line Formula Amount, attributable to the Equipment being sold from permitted domestic asset sales (not in the ordinary course of business) to repurchase the Palladium Preferred Stock provided all of the following conditions are met:

                  A.    The Overadvance Availability is equal to zero.
                  B. The Undrawn Availability is at least $5,000,000 after giving effect to such repurchase.
                  C. All financial covenants hereunder are in compliance after giving pro forma effect to such asset sales and Palladium Preferred Stock repurchases for the most recently ended four fiscal quarters.
                  D. No Event of Default shall exist at the time of, or after giving effect to, such repurchase.

            (iii) Borrower may use up to 50% of the net proceeds from permitted sales of foreign assets to repurchase the Palladium Preferred Stock provided all of the following conditions are met:

                  A.    The Overadvance Availability is equal to zero.
                  B. The Undrawn Availability is at least $5,000,000 after giving effect to such repurchase.
                  C. All financial covenants hereunder are in compliance after giving pro forma effect to such asset sales and Palladium Preferred Stock repurchases for the most recently ended four fiscal quarters.
                  D. No Event of Default shall exist at the time of, or after giving effect to, such repurchase.

            (iv) Borrower may use up to 25% of its Excess Cash Flow capped at $5,000,000 in any fiscal year to repurchase the Palladium Preferred Stock provided all of the following conditions are met:

                  A.    The Overadvance Availability is equal to zero.

                  B. The Undrawn Availability is at least $5,000,000 after giving effect to such repurchase.
                  C. All financial covenants hereunder are in compliance after giving pro forma effect to such Palladium Preferred Stock repurchases for the most recently ended four fiscal quarters.
                  D. No Event of Default shall exist at the time of, or after giving effect to, such repurchase.

      7.8. Indebtedness. Create, incur, assume or suffer to exist any Funded Indebtedness (exclusive of trade debt) except in respect of (i) Funded Indebtedness to Lenders; (ii) Funded Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; (iii) Funded Indebtedness due under the Indenture; (iv) any other Funded Indebtedness so long as the aggregate principal amount of the same outstanding at any time does not exceed $5,000,000;
(v) Funded Indebtedness representing the redemption price of stock being redeemed pursuant to the Shareholders Agreement to the extent that payment thereof is restricted by the terms of Section 7.7(c) hereof, (vi) subject to the limitations set forth in Subsection 7.5, Indebtedness owned or issued by any Subsidiary to Borrower or to another Subsidiary, or owed or issued by Borrower to any Subsidiary; provided, however, that any such Indebtedness shall at all times be held by a Person which is either Borrower or a Subsidiary; provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than Borrower or another Subsidiary or (b) the sale, lease, transfer or other disposition of shares of capital stock (including by consolidation or merger) of any such Subsidiary to a Person other than the Borrower or another Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause; (vii) Indebtedness arising in the ordinary course of business for non-speculative purposes with respect to interest rate agreement obligations and currency agreement obligations incurred for the purpose of fixing or hedging interest rate risk or currency risk with respect to any fixed or floating rate indebtedness that is permitted by the terms of this Agreement to be outstanding or with respect to any receivable or liability the payment of which is determined by reference to a foreign currency; (viii) Indebtedness represented by performance, completion, guarantee, surety and similar bonds and assurances provided by or for Borrower or any Subsidiary in the ordinary course of business; (ix) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement, in whole or in part (a "refinancing"), of any Indebtedness (other than (1) the Senior Subordinate Notes, unless, in addition to satisfying the requirements of Section 7.8(ix)(a) and (b) below, (A) the holders of the Palladium Preferred Stock agree in writing not to exercise their rights of redemption with respect thereto, (B) the maturity date of said refinancing is not earlier than the original maturity date of the Senior Subordinated Notes,
(C) the terms of said refinancing, taken as a whole, are not materially more restrictive that the original terms of the Senior Subordinated Notes and (D) said refinancing would be subject to the subordination provisions in favor of the Agent and Lenders which are not materially more favorable to the holder of said refinancing than as provided for in the Indenture, the Senior Subordinated Notes and any related documents and (2) the Seller Notes, unless, in addition to satisfying the requirements of Section 7.8(ix)(a) and (b) below, (A) the maturity date of said refinancing is not earlier than the original maturity date of the Seller Note, (B) the terms of said refinancing, taken as a whole, are not materially more restrictive that the original terms of the Seller Note and (C) said refinancing would be subject to the provisions in favor of the Agent and Lenders which are not materially more favorable to the holder of said refinancing than as provided for in the Intercreditor Agreement) incurred or permitted under this Agreement ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus the premiums and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced); and (b) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Borrower; (x) Indebtedness in respect of purchase money obligations for real property acquired, constructed or improved in the ordinary course of business and any refinancings thereof, which taken together in the aggregate principal amount do not exceed the greater of (i) $5.0 million and (ii) 5% of consolidated tangible assets of Borrower at any one time outstanding; (xi) commodity agreements entered into in the ordinary course of business to protect against fluctuations in the price of raw materials and not for speculative purposes; (xii) Indebtedness incurred by Borrower or any Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims or self-insurance; and (xiii) Indebtedness of Borrower to Pfizer Inc. pursuant to that certain $40,000,000 promissory note as more fully described in the Intercreditor Agreement (the "Seller Note").

      7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, which shall not prohibit any Obligor from engaging in any business that is reasonably related to or complementary to its present business, nor except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in such business.

      7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, and except (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of Borrower or any of its Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out-of-pocket expenses, and director's and officer's liability insurance), (ii) any transaction entered into by or among Borrower or one of its domestic Subsidiaries with one or more domestic Subsidiaries of Borrower, (iii) any transaction permitted by Section 7.5, 7.7 or 7.11, and (iv) transactions permitted by, and complying with, the provisions described under Section 7.1.

      7.11 Partnership, Joint Ventures. Enter into any partnership, joint venture or similar arrangement, except for a joint venture and/or joint ventures which do not in aggregate require commitments, contributions and/or transfers of moneys or assets, together with the limitations imposed under Section 7.4 with respect to Investments, in excess of $3,000,000 per fiscal year (provided the Obligors may carry forward the unutilized portion of said $3,000,000 for one additional fiscal year, provided that no more than $6,000,000 is utilized for said purposes in any fiscal year), provided that no such commitment, contribution and/or transfer shall involve any of the Collateral.

      7.12. Subsidiaries.

            Form any domestic Subsidiary unless (i) such Subsidiary expressly joins in this Agreement (including granting a security interest in the Collateral pursuant to Section 4.1 hereof) as a borrower or guarantor and becomes jointly and severally liable for the obligations of Obligors hereunder, under the Note, and under any other agreement between any Obligor and Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions or form any direct foreign Subsidiary, except as permitted by the provisions of Section 7.1 hereof, and unless, (i) to the extent permitted by law, the Borrower or Obligor forming said foreign Subsidiary delivers to the Agent a Pledge Agreement pledging at least 65% of the stock of said foreign Subsidiary, and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

      7.13. Fiscal Year and Accounting Changes. Change its fiscal year from June 30 or make any significant change without providing the Agent at least thirty
(30) days prior written notice (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law, provided that Obligors shall cooperate with and agree to such amendments to the Loan Documents as is reasonably required by the Agent to take into account such changes and make the Loan Documents, including the financial covenants, consistent with the parties original intentions.

      7.14. Intentionally left blank.

      7.15. Amendment of Articles of Incorporation, Bylaws. Amend, modify or waive any term or material provision of its Articles of Incorporation or Bylaws unless required by law in any manner which could not reasonably be expected to have a Material Adverse Effect on such Obligor.

      7.16. Compliance with ERISA. In each case if the failure to do so could be reasonably expected to have a Material Adverse Effect, (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d),
(ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Obligor or any member of the Controlled Group or the imposition of a lien on the property of any Obligor or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify Agent of the occurrence of any Termination Event,
(viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

      7.17. Prepayment of Indebtedness. Except as permitted pursuant to Section
7.18 hereof, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Obligor if a Default or an Event of Default would result therefrom or at such time there exists a Default or an Event of Default.

      7.18. Debt Payments with respect to Senior Subordinated Notes and the Seller's Notes. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Senior Subordinated Notes or the Seller Note, except as expressly permitted by the terms of the Indenture as in effect on the Initial Closing Date and the Seller Note on the Closing Date.

      7.19 Interest Expense Allocation. At any time, change the interest expense allocation with respect to the Indenture other than in accordance with Subsection 5.24.

VIII. CONDITIONS PRECEDENT.

      8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advance requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

            (a) Note. Agent shall have received the Note duly executed and delivered by an authorized officer of each Borrower;

            (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

            (c) Corporate Proceedings of Obligors. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Obligor authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Guaranty, the Power of Attorney, the Pledge Agreement, the Patents, Trademarks and Copyrights Security Agreements and any related agreements, (collectively the "Documents") and (ii) the granting by each Obligor of the security interests in and liens upon the Collateral in each case certified on behalf of such Obligor by the Secretary or an Assistant Secretary of such Obligor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

            (d) Incumbency Certificates of Obligors. Agent shall have received a certificate of the Secretary or an Assistant Secretary on behalf of each Obligor, dated the Closing Date, as to the incumbency and signature of the officers of such Obligor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

            (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Obligor, and all amendments thereto, certified on behalf of each Obligor by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Obligor and all agreements of each Obligor's shareholders certified on behalf of such Obligor as accurate and complete by the Secretary of such Obligor;

            (f) Good Standing Certificates. Agent shall have received good standing certificates for each Obligor which was a party to the Original Loan Agreement dated not more than 30 days prior to the Initial Closing Date and for each Obligor which was not a party to the Original Loan Agreement dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Obligor's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

            (g) Legal Opinion. Agent shall have received the executed legal opinion of Proskauer Rose LLP and Tyler, Carmeli & Gray in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, and related agreements as Agent may reasonably require and each Obligor hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

            (h) No Litigation. Except as disclosed on the schedules attached to this Agreement: (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Obligor or against the officers or directors of any Obligor (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and
(ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Obligor or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

            (i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i).

            (j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Equipment, Inventory, and General Intangibles, of each Obligor and all books and records in connection therewith;

            (k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

            (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements;

            (m) Guaranties, Other Documents. Agent shall have received executed Guaranties and all Other Documents;

            (n) Insurance. Agent shall have received in form and substance reasonably satisfactory to Agent, certified copies of Obligors' casualty insurance policies, together with loss payable endorsements on Agent's standard forms of loss payee endorsement naming Agent as loss payee to the extent required by Section 4.11, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a additional insured;

            (o) Power of Attorney. Agent shall have received executed Powers of Attorney from each Obligor in the form of Exhibit 8.1(aa); and

            (p) Payment Instructions. Agent shall have received written instructions from Obligors directing the application of proceeds of the initial Advances made pursuant to this Agreement;

            (q) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

            (r) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties (excluding landlords' and warehousemen's waivers) as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

            (s) No Adverse Material Change. (i) Since June 30, 2000, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or written information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

            (t) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Obligors which is the chief executive office or Other Billing Location of any Obligor or where Inventory is located to the extent such Inventory is to be considered Eligible Inventory;

            (u) Indenture. Agent shall have received final executed copies of the Indenture which shall contain such terms and provisions including, without limitation, subordination terms, satisfactory to Agent;

            (v) Interim Financial Statements. Agent shall receive and review satisfactory interim financial statements of Borrower and its domestic Subsidiaries as required under the Original Loan Agreement.

            (w) Contract Review. Agent shall have reviewed all material contracts of Obligors including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

            (x) Closing Certificate. Agent shall have received a closing certificate signed on behalf of each Obligor by the Chief Financial Officer of such Obligor dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects on and as of such date, (ii) Obligors are on such date in compliance in all material respects with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

            (y) Borrowing Base. Agent shall have received evidence from Obligors that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support the Advances to be made on this date and still satisfy Section 8.1(z);

            (z) Undrawn Availability. After giving effect to the initial Advances hereunder, the Obligors shall have Undrawn Availability of at least $18,000,000 (which amount shall include the $10,000,000 Overadvance Availability) after payment of all fees and expenses associated with the execution and delivery of this Agreement and the Asset Purchase Agreement and subtraction of trade payables sixty (60) days or more past due, which availability shall be evidenced by the borrowing base certificate delivered pursuant to Section 8.1(y);

            (aa) Landlord's and Warehousemen's Waivers. Landlords waivers and warehousemen's waivers, in form and substance reasonably satisfactory to the Agent, with respect to each location leased or warehoused by any Obligor which location is the chief executive office or Other Billing Location of any Obligor or where Inventory is maintained to the extent that said Inventory is to be considered Eligible Inventory.

            (bb) Grid Notes and Assignments. Grid notes from each domestic Subsidiary of the Borrower and assignments thereof to the Bank, as contemplated by Section 2.5(b) hereof.

            (cc) Asset Purchase Agreement. Evidence that the Borrower has consummated or is simultaneously consummating the acquisition of the Medicated Feed Additives business from Pfizer, Inc. according to the Asset Purchase Agreement.

            (dd) Books, Records and Projections. Satisfactory review of the Borrower's books, records and financial projections showing the ability to service the proposed financing, and satisfactory trade references.

            (ee) Pfizer Note. Delivery of Intercreditor Agreement between Pfizer, Inc. and the Agent with respect to] the Pfizer $40,000,000 seller note, on terms and conditions satisfactory the Agent and its counsel in both form and substance.

            (ff) Preferred Stock Investment. Satisfactory review of documentation of the $45,000,000 preferred stock investment by Palladium Equity Partners II, LP., Palladium Equity Partners II-A, L.P. and/or Palladium Equity Investors II, L.P. in Borrower on terms and conditions satisfactory to Agent and its counsel in both form and substance.

            (gg) Virginiamycin. Satisfactory review of the Virginiamycin product sales and earnings prospects and all agreements relating to the sales earn out for Virginiamycin as well as any other product or products.

            (hh) Customer Remittances. All customers shall be directed to make remittances to a lockbox or blocked account approved and controlled by Agent.

            (ii) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions including UCC, judgment, tax lien and litigation searches, to be reasonably satisfactory in form and substance to Agent and its counsel.

      8.2. Conditions to Initial Capital Expenditure Advances. The agreement of Lenders to make the initial Capital Expenditure Advance requested to be made on or after the Closing Date is subject to the satisfaction, or waiver by Lenders, all in form and substance satisfactory to the Agent and its counsel, immediately prior to or concurrently with the making of such Capital Expenditure Advance, of the following conditions precedent:

            (a) Mortgage and Security Agreements. Agent shall have received the Mortgage and Security Agreements duly executed and delivered by an authorized officer of the appropriate Obligors with respect to all the Premises.

            (b) Assignment of Rents, Leases and Profits. Agent shall have received the Assignment of Rents, Leases and Profits duly executed and delivered by an authorized officer of the appropriate Obligors with respect to all the Premises.

            (c) Environmental Affidavit and Environmental Indemnity Agreement. Agent shall have received the Environmental Affidavit and Environmental Indemnity Agreement duly executed and delivered by an authorized officer of the Obligors with respect to all the Premises.

            (d) Affidavit of Title. An Affidavit of Title reflecting, among other things, that there are no Liens upon any of the Premises which are senior to the Liens of the respective Mortgage and Security Agreement.

            (e) Mortgage Title Insurance Policy. Agent shall have received the Mortgage Title Insurance Policy ("Title Policy") together with all such endorsements as the Agent may request, issued by a title company satisfactory to the Agent ("Title Company"), insuring that the appropriate Obligor owns the land and improvements constituting the respective Premises covered by the respective Mortgage and Security Agreement in fee simple and that the respective Mortgage and Security Agreement is a valid first lien on the respective Premises covered thereby and all the Premises shall be clear of mechanics' Liens, municipal Liens except for the Lien of current real estate taxes not yet due and payable, and free and clear of all other Liens or objections except those permitted by the Agent.

            (f) Survey. Agent shall have received a Survey of all the Premises, all of which shall be certified to the Agent and the Title Company and shall show the location of all improvements appurtenant thereto, utility facilities servicing same and any driveways, easements, fences and encroachments and all cross easements, rights of way, encroachments or other title exceptions raised on the title report, binder or commitment and remaining in the Title Policy as title exceptions approved by the Agent.

            (g) Landlord's Subordination/Warehouseman's Waiver. Agent shall have received a Landlord's Subordination or Warehouseman's Waiver duly executed and delivered by an authorized officer of the appropriate Obligor with respect to the Premises and Equipment financed with the Capital Expenditure Advances, if deemed necessary by Agent and its counsel.

            (h) Appraisal. Agent shall have received an appraisal of all the Premises performed by the Agent at the Borrower's expense, which appraisals are satisfactory to the Agent, in its sole and absolute discretion, and the costs of which appraisals are paid by the Borrower.

            (i) Tax Collector's Letter. Agent shall have received tax collector's letters pertaining to each of the Premises, duly executed by the Agent and acknowledged by the Borrower.

            (j) Flood Hazard Certificate and Insurance. Agent shall have received Flood Hazard Certificates for each of the Premises and evidence of any necessary Flood Hazard Insurance for each of the respective Premises.

            (k) UCC-1 Financing Statements. Agent shall have received UCC-1 Financing statements or UCC-3 Amendments duly executed and delivered by an authorized officer of the appropriate Obligor with respect to all the Premises and all Equipment.

            (l) Payment of Title Policy. Agent shall have received evidence of payment of premium for the Title Policy.

            (m) Appraisal Fee and Appraisal Review Fee. Agent shall have received payment for the appraisal fee and the appraisal review fee.

            (n) Opinion Letters. Agent shall have received Opinion Letters regarding the enforceability of Mortgage and Security Agreements, Assignment of Rents, Leases and Profits and Environmental Indemnity Agreements for each of the respective Premises.

            (o) Environmental Laws. Agent shall have received evidence of compliance with environmental laws by Borrower and all Guarantors, including without limitation Phase I reports.

            (p) Filings, Registrations and Recordings. To the extent not previously required by Section 8.1(b) of this Loan Agreement, each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

            (q) Other Documents. Agent shall have received all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions, including UCC, judgment, tax lien and litigation searches to be reasonably satisfactory in form and substance to the Agent and its counsel.

      8.3 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

            (a) Representations and Warranties. Each of the representations and warranties made by any Obligor in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for changes or other matters permitted under this Agreement;

            (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

      8.4 Post Closing Conditions. The Borrower shall deliver to the Agent with forty-five (45) days of the following items, in form and substance satisfactory to the Agent and its counsel:

            (a) Any UCC, judgment, tax lien and litigation search with respect to the Obligors at the Obligor's chief executive office and location of Eligible Inventory to the extent not delivered on the Closing Date.

            (b) Duly executed Pledge Agreement and local opinions of counsel with respect thereto.

            (c) Provide evidence that the following Obligors in the following states are in good standing;

                  (i) The Prince Manufacturing Company (Illinois) for the State of Alabama;
                  (ii) Mineral Resource Technologies, L.L.C. for the States of Arizona, Georgia, North Carolina and South Carolina;
                  (iii) Phibro-Chem, Inc. for the State of New Jersey; and
                  (iv) Koffolk, Inc. for the State of New Jersey.

            (d) Satisfy the requirements of Section 4.15(h) hereof.

IX. INFORMATION AS TO OBLIGORS.

      Each Obligor shall, until satisfaction in full of the payment Obligations (whether in the form of principal, interest, reimbursement obligations, fees, penalties, charges, expenses or otherwise) with the exception of indemnification obligations under this Agreement for which no claim recited thereunder has arisen) and the termination of this Agreement:

      9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Obligor's reclamation or repossession of, or the return to any Obligor of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

      9.2. Schedules. Deliver to Agent on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports. In addition, each Obligor will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any reasonable manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Obligor and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Obligor's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

      9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed on behalf of each Obligor by an Executive Officer of each Obligor stating, to the best of his knowledge, that each Obligor is in compliance in all respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. To the extent any Obligor is not in compliance with the foregoing laws as discussed above, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Obligor will implement in order to achieve full compliance.

      9.4. Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Obligor, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

      9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Indenture; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Indenture; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Obligor as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Obligor to a tax imposed by Section 4971 of the Code; (f) each and every default by any Obligor which might result in the acceleration of the maturity of any Indebtedness, which when added to all other such Indebtedness aggregates $500,000 or more, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Obligor which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Obligors propose to take with respect thereto.

      9.6. Government Receivables. Notify Agent immediately if any of its Receivables included in the Formula Amount arise out of contracts between any Obligor and the United States, any state, or any department, agency or instrumentality of any of them.

      9.7. Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Obligors, financial statements of the Borrower and all of its direct and indirect Subsidiaries, and financial statements of the Borrower and all of its domestic Subsidiaries, all on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon (except for the consolidating statements) without qualification by an independent certified public accounting firm selected by Obligors and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and
7.11 hereof. In addition, the reports shall be accompanied by a certificate on behalf of each Obligor by its Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Obligor with respect to such event, and such certificate shall have appended thereto calculations which set forth Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.

      9.8. Quarterly Financial Statements. Furnish Agent within 45 days after the end of each fiscal quarter, an unaudited balance sheet of the Borrower and all of its direct and indirect Subsidiaries, and an unaudited balance sheet statement of the Borrower and all of its domestic Subsidiaries, all on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of for each of the same, on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and fairly present, in all material respects such financial condition, subject to normal year end and audit adjustments. The reports shall be accompanied by a certificate on behalf of each Obligor by the Chief Financial Officer of such Obligor, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Obligors with respect to such default and, such certificate shall have appended thereto calculations which set forth Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.

      9.9. Monthly Financial Statements and Borrowing Base Certificates. Furnish Agent within thirty (30) days after the end of each month, an unaudited statement of profit and loss of the Borrower and all of its direct and indirect Subsidiaries and of the Borrower and all of its domestic Subsidiaries, all on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and fairly present, in all material respects such financial condition, subject to normal year end and audit adjustments. The reports shall be accompanied by a certificate on behalf of each Obligor by the Chief Financial Officer of such Obligor, which shall state that, based on an examination sufficient to permit it to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Obligors with respect to such event and, such certificate shall have appended thereto calculations which set forth Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof. Furnish Agent within three (3) days after the end of each month a Borrowing Base Certificate for the Borrower and its domestic Subsidiaries, on a consolidated basis, and for each domestic Obligor, in form and reasonably satisfactory to the Agent.

      9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as each Obligor shall send to its stockholders and (ii) copies of all notices sent pursuant to the Indenture.

      9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Obligors including, without limitation and without the necessity of any request by Agent, (a) copies of all materially adverse environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Obligor's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Obligor is a party or by which any Obligor is bound.

      9.12. Projected Operating Budget. Furnish Agent, no later than thirty (30) days prior to the beginning of each Borrower's fiscal years commencing with fiscal year 2000, a quarter by quarter projected operating budget and cash flow of Obligors on a consolidated and consolidating basis for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of the last quarter), such projections to be accompanied by a certificate signed on behalf of Obligors by the President or Chief Financial Officer of each Obligor to the effect that such projections have been prepared on the basis of reasonable financial planning practice.

      9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Obligors pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

      9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt notice of
(i) any lapse or other termination of any Consent issued to any Obligor by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Obligor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Obligor, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Obligor.

      9.15. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event, which event could reasonably be expected to have a Material Adverse Effect, that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Obligor or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Obligor or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Obligor or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Obligor or any member of the Controlled Group was not previously contributing shall occur,
(v) any Obligor or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Obligor or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter;
(vii) any Obligor or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Obligor or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Obligor or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

      9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement, including without limitation, to obtain and/or maintain a first priority security interest in the Collateral.

      With respect to items and/or information referred to in Section 9.1, 9.3, 9.4, 9.5 and 9.14 hereof, the Borrower shall deliver, or cause to be delivered, the same to all the Lenders at such time as it is delivered to the Agent.

X. EVENTS OF DEFAULT.

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

      10.1. failure by any Obligor to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

      10.2. any representation or warranty made or deemed made by any Obligor in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

      10.3. failure by any Obligor to (i) furnish financial information within fifteen (15) days of when due, or (ii) permit the inspection of its books or records;

      10.4. issuance of a notice of Lien (other than Permitted Encumbrances), levy, assessment, injunction or attachment against a material portion of any Obligor's property, which within thirty (30) days of receipt by any Obligor of such notice is not either satisfied, stayed, fully bonded or discharged of record;

      10.5. except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Obligor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Obligor and Agent or any Lender;

      10.6. any judgment or judgments are rendered or judgment liens filed against any Obligor for an aggregate amount in excess of $1,000,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed, fully bonded or discharged of record;

      10.7. any Obligor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

      10.8. any Obligor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or, with the exception of Inactive Subsidiaries, cease operations of its present business;

      10.9. Intentionally Omitted.

      10.10. any change in any Obligor's condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

      10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject to Permitted Encumbrances);

      10.12. an event of default has occurred and been declared under the Indenture which default shall not have been cured or waived within any applicable grace period;

      10.13. a default by one or more Obligors or by any foreign Subsidiary of any Obligor with respect to Indebtedness, individually or collectively aggregating $500,000 or more, or a default of the obligations of any Obligor or any foreign Subsidiary of any Obligor under any other agreement to which it is a party shall occur which in the reasonable judgment of Agent, would have a Material Adverse Effect, which defaults are not cured within any applicable grace period;

      10.14. termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Obligor, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

      10.15. any Change of Control shall occur;

      10.16. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Obligor, or any Obligor shall so claim in writing to Agent;

      10.17. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or trade name of any Obligor, the continuation of which would reasonably be expected to have a Material Adverse Effect on any Obligor, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, which would reasonably be expected to have a Material Adverse Effect on any Obligor, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Obligor's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent, which would reasonably be expected to have a Material Adverse Effect on any Obligor; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Obligor;

      10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Obligor or the title and rights of any Obligor or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which is reasonably likely, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

      10.19. the operations of any Obligor's manufacturing facility are interrupted which interruption could reasonably be expected to have a Material Adverse Effect; or

      10.20. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Obligor or any member of the Controlled Group shall incur a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

      10.21. Any "event of default" under the Lender B Obligations, as defined in the Intercreditor Agreement.

XI. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

      11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Obligor in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Obligor. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Obligor's premises or other premises without legal process and without incurring liability to any Obligor therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Obligors to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Obligors reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Obligors at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Obligor. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Obligors shall remain liable to Agent and Lenders therefor. The Agent shall return any surplus to the Obligors, subject to any duty imposed by law upon the Agent and/or Lenders, including but not limited to any duty owed to the holder of a subordinated security interest in any Collateral. Each Obligor hereby assigns, transfers and conveys to the Agent, for the benefit of the Lenders, effective upon the occurrence of any Event of Default hereunder, the right and license to use all Intellectual Property, Equipment and General Intangibles owned or used by such Obligor to the extent necessary to enable the Agent to dispose of the Inventory, for the purpose of completing the manufacturing of unfinished goods, collecting Receivables or to otherwise liquidate, transfer or realize on the Collateral. Such right and license is granted free of charge, without requirement of any monetary payment whatsoever to be made to any Obligor by the Agent. The Obligors shall cooperate with all reasonable directions of and execute and deliver all documentation reasonably requested by the Agent for the purpose of implementing the foregoing provisions.

      11.2. Agent's Discretion. Subject to the provision of Article XIV hereof, Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

      11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Obligor's property held by Agent and such Lender to reduce the Obligations.

      11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein, in any Guaranty or otherwise provided by law, all of which shall be cumulative and not alternative.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

      12.1. Waiver of Notice. Each Obligor hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

      12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

      12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

      13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Obligor, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until November 30, 2003 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice upon payment in full of the payment Obligations (whether in the form of principal, interest, reimbursement obligations, fees, penalties, charges, expenses or otherwise) with the exception of indemnification obligations under this Agreement for which no claim recited thereunder has arisen). In the event the Obligations are prepaid in full prior to the third anniversary date of the Closing Date (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrower shall pay to the Agent for the benefit of the Lenders an early termination fee in an amount equal to 1% of Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.

      13.2. Termination. The termination of the Agreement shall not affect any Obligor's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the payment Obligations (whether in the form of principal, interest, reimbursement obligations, fees, penalties, charges, expenses or otherwise) with the exception of indemnification obligations under this Agreement for which no claim subject thereto has been made and has not been terminated, satisfied released or withdrawn) of each Obligor have been paid and satisfied in full after the termination of this Agreement or each Obligor has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Obligor waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Obligor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all payment Obligations (whether in the form of principal, interest, reimbursement obligations, fees, penalties, charges, expenses or otherwise) with the exception of indemnification obligations under this Agreement for which no claim subject thereto has been made and has not been terminated, satisfied released or withdrawn) paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full. Notwithstanding anything contained herein to the contrary all indemnification obligations under this Agreement shall survive termination of this Agreement.

XIV. REGARDING AGENT.

      14.1. Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.2(a), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto. PNC agrees to act as Agent on behalf of the Lenders to the extent provided in this Agreement.

      14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Obligor to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

      14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Obligor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Obligor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Obligor pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Obligor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

      Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower, such consent not be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the sixty (60) day period following the Agent's notice to the Lenders of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent") shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article XIV shall inure to the benefit of such former Agent and such former Agent shall not be reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

      Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

      14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

      14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Obligor referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

      14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Obligors, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

      14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Obligor as if it were not performing the duties specified herein, and may accept fees and other consideration from any Obligor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

      14.9. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 from any Obligor pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

      14.10. Borrower's Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

      14.11 Documentation Agent and the Syndication Agent. The Documentation Agent and the Syndication Agent in its capacity assumes no responsibility or obligation hereunder, including, without limitation, for servicing syndication, documentation, enforcement or collection of any of the Advances, nor any duties as agent hereunder for the Lenders. The title of Documentation Agent and the Syndication Agent is solely honorific and implies no fiduciary responsibility on the part of the Documentation Agent and the Syndication Agent, in its capacity as such, to the Agent, Borrower or any Lender and the use of such title does not impose on the Documentation Agent and the Syndication Agent any duties or obligations greater than those of any other Lender or entitle the Documentation Agent and the Syndication Agent to any rights other than those to which any other Lender is entitled.

XV. MISCELLANEOUS.

      15.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applied to contracts to be performed wholly within the State of New Jersey. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New Jersey, United States of America, and, by execution and delivery of this Agreement, each Obligor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Obligor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Obligor in the courts of any other jurisdiction. Each Obligor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Obligor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Middlesex, State of New Jersey.

      15.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Obligor, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Obligor's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Obligor acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

            (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section
15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Obligors, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Obligors thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                  (i) increase the Commitment Percentage of any Lender.

                  (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Obligors to Lenders pursuant to this Agreement.

                  (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b).

                  (iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000.

                  (v) change the rights and duties of Agent.

                  (vi) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances and Letters of Credit outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

                  (vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date or the Capital Expenditure Advance Rates above the Capital Expenditure Advance Rates in effect on the Closing Date.

                  (viii) increase the Maximum Revolving Advance Amount or the Maximum Loan Amount.

                  (ix) permit any Capital Expenditure Advance to be made if after giving effect thereto the total Capital Expenditure Advances outstanding would exceed the Capital Expenditure Line Formula Amount.

                  (x) release any Obligor.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Obligor, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Obligors, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

      Notwithstanding the foregoing paragraphs, the Agent may at its discretion and without the consent of the Required Lenders (unless such consent is otherwise required by Section 15.2(d)(iv) hereof), voluntarily permit the outstanding Revolving Advances and Letters of Credit at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days but in no event shall the outstanding Revolving Advances and Letters of Credit exceed the Maximum Revolving Advance Amount unless the consents of all Lenders have been obtained. For purposes of the preceding sentence, the discretion granted to the Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" and "Eligible Inventory," as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event the Agent involuntarily permits the outstanding Revolving Advances and Letters of Credit to exceed the Formula Amount by more than ten percent (10%), the Agent shall endeavor to have Borrower decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances and Letters of Credit made after the Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

      In the event that Agent requests the consent of a Lender in writing pursuant to this Section 15.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this
Section 15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

      15.3. Successors and Assigns; Participations; New Lenders.

            (a) This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

            (b) Each Obligor acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Obligors shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Obligors be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Obligor hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

            (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Obligors hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Obligors shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Any transfers permitted pursuant to this Section 15.3(c) with respect Advances under 2.1 hereof shall require a pro rata transfer of Advances under Section 2.2 and visa versa.

            (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Obligors or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

            (e) Obligors authorize each Lender to disclose, on a confidential basis, to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Obligors which has been delivered to such Lender by or on behalf of Obligors pursuant to this Agreement or in connection with such Lender's credit evaluation of Obligors.

      15.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Obligor makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Obligor's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

      15.5. Indemnity. Each Obligor shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender or other indemnified Person in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

      15.6. Notice. Any notice or request hereunder may be given to any Obligor or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

      (A) If to Agent or     PNC Bank, National Association
                PNC at:      Two Tower Center Boulevard
                             East Brunswick, New Jersey 08816

                             Attention:  Ryan Peak, Vice President
                             Telephone:  732-220-4315
                             Telecopier: 732-220-4399

                                       and

                             PNC Bank, National Association
                             Agency Services
                             One PNC Plaza, 22nd Floor
                             249 Fifth Avenue
                             Pittsburgh, Pennsylvania 15222
                             Attention:  Lisa Pierce
                             Telephone:  412-762-6442
                             Telecopier: 412-762-8672

            with a copy to:  Wilentz, Goldman & Spitzer
                             90 Woodbridge Center Driver
                             Woodbridge, New Jersey 07095
                             Attention:  Stuart A. Hoberman, Esq.
                             Telephone:  732-855-6052
                             Telecopier: 732-855-6117

      (B) If to a Lender other than Agent, as specified on the signature pages hereof

      (C) If to Obligors at: Philipp Brothers Chemicals, Inc.
                             One Parker Plaza
                             Fort Lee, New Jersey  07024
                             Attention: Nathan Bistricer, CFO
                             Telephone: 201-944-6020
                             Telecopier: 201-944-6425

            with a copy to:  Proskauer Rose LLP
                             1585 Broadway
                             New York, New York   10036-8299
                             Attention:  Ronald Papa, Esq.
                             Telephone: 212-969-3000
                             Telecopier: 212-959-2900

      15.7. Survival. The obligations of Borrowers under Sections 2.3(f), 3.7, 3.8, 3.9, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

      15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

      15.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Obligor, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

      15.10. Injunctive Relief. Each Obligor recognizes that, in the event any Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

      15.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Obligor for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

      15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

      15.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

      15.15. Confidentiality; Sharing Information. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the applicable Obligor of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Obligor other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

            (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Obligor or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Obligor hereby authorizes each Lender to share any information delivered to such Lender by such Obligor and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

      15.16. Publicity. Agent may, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, make appropriate announcements of the financial arrangement entered into among Obligors, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties designated by Agent.

      Each of the parties has signed this Agreement as of the day and year first above written.

                                       PHILIPP BROTHERS CHEMICALS, INC.
ATTEST:


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024


ATTEST:                                PHIBRO-TECH, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024


ATTEST:                                C P CHEMICALS, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024


                                       THE PRINCE MANUFACTURING COMPANY (PA)
ATTEST:


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          700 Lehigh Street
                                          Bowmanstown, P.A. 18030

                                       THE PRINCE MANUFACTURING COMPANY (IL)
ATTEST:


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Prince Plaza
                                          P.O. Box 1009
                                          Quincy, Il. 62306


ATTEST:                                PRINCE AGRIPRODUCTS, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Prince Plaza
                                          P.O. Box 1009
                                          Quincy, Il. 62306


ATTEST:                                MINERAL RESOURCE TECHNOLOGIES, L.L.C.

                                       By: MRT MANAGEMENT CORP., as Managing
                                           Member


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          120 Interstate North Parkway East
                                          Suite 440
                                          Atlanta, G.A. 30339


ATTEST:                                MRT MANAGEMENT CORP.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          120 Interstate North Parkway East
                                          Suite 440
                                          Atlanta, G.A. 30339


ATTEST:                                KOFFOLK, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024


ATTEST:                                PHIBRO-CHEM, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024

ATTEST:                                PHIBROCHEMICALS, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024


ATTEST:                                WESTERN MAGNESIUM CORP.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Nathan Z. Bistricer, Vice President
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024


ATTEST:                                PHIBRO ANIMAL HEALTH HOLDINGS, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Marvin S. Sussman, Chief Executive
                                          Officer
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024


ATTEST:                                PHIBRO ANIMAL HEALTH HOLDINGS USA, INC.


BY: /s/                                By: /s/
   --------------------------------       --------------------------------------
   Joseph M. Katzenstein, Secretary       Marvin S. Sussman, Chief Executive
                                          Officer
                                          One Parker Plaza
                                          Fort Lee, N.J. 07024

ATTEST: PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent


/s/                                 By: /s/
---------------------------------      -----------------------------------------
                                       Name: Ryan Peak
                                       Title: Vice President
                                       Address: Two Tower Center Boulevard
                                                East Brunswick, New Jersey 08816
                                    Commitment Percentage: 41.1764705882%

                                       BANK OF AMERICA, N. A., as Lender


                                       By: /s/
                                          --------------------------------------
                                          Name: Edmundo E. Kahn
                                          Title: Vice President
                                          Address: 335 Madison Avenue
                                                   6th Floor
                                                   New York, New York 10017
                                       Commitment Percentage: 29.4117647059%

                                       GENERAL ELECTRIC CAPITAL CORPORATION, as
                                       Lender


                                       By: /s/
                                          --------------------------------------
                                          Name: Moira Duncan
                                          Title Senior Risk Manager
                                          Address: 980 Washington Street,
                                                   Suite 123
                                                   Dedham, MA 02026
                                       Commitment Percentage: 29.4117647059%